                                                                 Exhibit 4(b)(1)



                                                                  EXECUTION COPY

                             INTERCREDITOR AGREEMENT

                         Dated as of September 24, 2002

                                      among

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                                as Trustee of the
                  American Airlines Pass Through Trust 2002-1G,
                  American Airlines Pass Through Trust 2002-1C,
                                       and
                  American Airlines Pass Through Trust 2002-1D


                           WESTLB AG, NEW YORK BRANCH,
                      as Class G Primary Liquidity Provider
                       Class C Primary Liquidity Provider,

                    CREDIT SUISSE FIRST BOSTON INTERNATIONAL
                     as Class G Above-Cap Liquidity Provider

               STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                              NATIONAL ASSOCIATION,
                             as Subordination Agent

                                       and

                           MBIA INSURANCE CORPORATION,
                               as Policy Provider
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                                    ARTICLE I

                                   DEFINITIONS

Section 1.01    Definitions.............................................................      2

                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

Section 2.01    Agreement to Terms of Subordination; Payments from Monies
                Received Only...........................................................     28
Section 2.02    Trust Accounts..........................................................     29
Section 2.03    Deposits to the Collection Account and Special Payments Account;
                Certain Distributions...................................................     31
Section 2.04    Distributions of Special Payments.......................................     32
Section 2.05    Designated Representatives..............................................     36
Section 2.06    Controlling Party.......................................................     37

                                   ARTICLE III

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                                AMOUNTS RECEIVED

Section 3.01    Written Notice of Distribution..........................................     40
Section 3.02    Distribution of Amounts on Deposit in the Collection Account............     43
Section 3.03    Distribution of Amounts on Deposit Following a Triggering Event.........     46
Section 3.04    Other Payments..........................................................     50
Section 3.05    Payments to the Trustees, the Primary Liquidity Providers and the
                Policy Provider.........................................................     50
Section 3.06    Liquidity Facilities....................................................     51
Section 3.07    The Policy..............................................................     63
Section 3.08    Subrogation.............................................................     68

                                   ARTICLE IV
                              EXERCISE OF REMEDIES

Section 4.01    Directions from the Controlling Party...................................     68
Section 4.02    Remedies Cumulative.....................................................     69
Section 4.03    Discontinuance of Proceedings...........................................     70
Section 4.04    Right of Certificateholders to Receive Payments Not to Be Impaired......     70
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                                    ARTICLE V

                       DUTIES OF THE SUBORDINATION AGENT;
                          AGREEMENTS OF TRUSTEES, ETC.

Section 5.01    Notice of Indenture Event of Default or Triggering Event................     70
Section 5.02    Indemnification.........................................................     71
Section 5.03    No Duties Except as Specified in Intercreditor Agreement................     71
Section 5.04    Notice from the Liquidity Providers and Trustees........................     71
Section 5.05    Agreements Relating to Above-Cap Liquidity Facility.....................     71

                                   ARTICLE VI
                             THE SUBORDINATION AGENT

Section 6.01    Authorization; Acceptance of Trusts and Duties..........................     72
Section 6.02    Absence of Duties.......................................................     72
Section 6.03    No Representations or Warranties as to Documents........................     72
Section 6.04    No Segregation of Monies; No Interest...................................     72
Section 6.05    Reliance; Agents; Advice of Counsel.....................................     73
Section 6.06    Capacity in Which Acting................................................     73
Section 6.07    Compensation............................................................     73
Section 6.08    May Become Certificateholder............................................     74
Section 6.09    Subordination Agent Required; Eligibility...............................     74
Section 6.10    Money to Be Held in Trust...............................................     74

                                   ARTICLE VII

                          SUCCESSOR SUBORDINATION AGENT

Section 7.01    Replacement of Subordination Agent; Appointment of Successor............     75

                                  ARTICLE VIII

                           SUPPLEMENTS AND AMENDMENTS

Section 8.01    Amendments, Waivers, Etc................................................     76
Section 8.02    Subordination Agent Protected...........................................     80
Section 8.03    Effect of Supplemental Agreements.......................................     80
Section 8.04    Notice to Rating Agencies...............................................     81
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                                   ARTICLE IX

                                  MISCELLANEOUS

Section 9.01    Termination of Intercreditor Agreement..................................     81
Section 9.02    Intercreditor Agreement for Benefit of Trustees, Liquidity Providers,
                Policy Provider and Subordination Agent.................................     81
Section 9.03    Notices.................................................................     81
Section 9.04    Severability............................................................     83
Section 9.05    No Oral Modifications or Continuing Waivers.............................     83
Section 9.06    Successors and Assigns..................................................     83
Section 9.07    Headings................................................................     84
Section 9.08    Counterparts............................................................     84
Section 9.09    Subordination...........................................................     84
Section 9.10    Governing Law...........................................................     86
Section 9.11    Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity....     86


Schedule 2.02(b)
Exhibit A Refunding Terms
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                                      iii

                             INTERCREDITOR AGREEMENT

     This INTERCREDITOR AGREEMENT, dated as of September 24, 2002, is made by and among STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, together with its successors and permitted assigns, "State Street"), not in its individual capacity but solely as trustee of each Trust (such term and other capitalized terms used herein without definition being defined as provided in
Article I); WESTLB AG, NEW YORK BRANCH, a joint stock company organized under the laws of Germany ("WestLB"), as Class G Primary Liquidity Provider and Class C Primary Liquidity Provider; CREDIT SUISSE FIRST BOSTON INTERNATIONAL, an unlimited liability company organized under the laws of England and Wales ("CSFBI"), as Class G Above-Cap Liquidity Provider; STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VII, the "Subordination Agent"); and MBIA INSURANCE CORPORATION, a New York Stock Insurance Company ("MBIA"), as the Policy Provider.

     WHEREAS, pursuant to each Indenture with respect to an Aircraft, American will issue on a recourse basis several series of Equipment Notes secured by such Aircraft;

     WHEREAS, pursuant to the Participation Agreements, each Trust will acquire those Equipment Notes having an interest rate identical to the interest rate applicable to the Certificates to be issued by such Trust;

     WHEREAS, pursuant to each Trust Agreement, the Trust created thereby proposes to issue a single class of Certificates (a "Class") bearing the interest rate and having the final distribution date described in such Trust Agreement on the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to the Underwriting Agreement, the Underwriters propose to purchase the Certificates issued by the Class G Trust, and certain investors propose to purchase the Certificates issued by the Class C Trust and the Class D Trust, in each case in the aggregate face amount set forth opposite the name of such Trust on Schedule I thereto on the respective terms and subject to the respective conditions set forth therein;

     WHEREAS, the Primary Liquidity Provider proposes to enter into two separate revolving credit agreements with the Subordination Agent, as agent and trustee for the Trustee of each of the Class G Trust and the Class C Trust, respectively, for the benefit of the Certificateholders of each such Trust and the Above-Cap Liquidity Provider proposes to enter into an irrevocable interest rate cap agreement with the Subordination Agent, as agent and trustee for the Trustee of the Class G Trust, for the benefit of the Certificateholders of the Class G Trust; and

     WHEREAS, the Policy Provider proposes to enter into the Policy Provider Agreement providing for the issuance by the Policy Provider of a Policy for the benefit of the Certificateholders of the Class G Trust;

     WHEREAS, it is a condition precedent to the obligations of the Underwriters under the Underwriting Agreement that the Subordination Agent, the Trustees, the Liquidity Providers and the Policy Provider agree to the terms of subordination set forth in this Agreement in respect of each Class of Certificates, and the Subordination Agent, the Trustees, the Liquidity Providers and the Policy Provider, by entering into this Agreement, hereby acknowledge and agree to such terms of subordination and the other provisions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions. (a) The definitions stated herein apply equally to the singular and the plural forms of the terms defined.

     (b) All references in this Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement.

     (c) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

     (d) Unless the context otherwise requires, whenever the words "including", "include" or "includes" are used herein, it shall be deemed to be followed by the phrase "without limitation".

     (e) For purposes of this Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

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     "Above-Cap Payment" has the meaning specified in Section 3.06(a).

     "Above-Cap Withdrawal" has the meaning specified in Section 3.06(a).

     "Acceleration" means, with respect to the amounts payable in respect of the Equipment Notes issued under any Indenture, such amounts becoming immediately due and payable by declaration or otherwise. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

     "Accrued Class G Interest" means, with respect to any Distribution Date, all amounts due and owing in respect of accrued and unpaid interest on the Class G Certificates at the Stated Interest Rate for the Class G Certificates on such Distribution Date.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest in respect of such Certificates and (y) the greater of:

     (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any Acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates, and

     (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) shall not apply.

     For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of any Trust, any Break Amount, Prepayment Premium or Make-Whole Amount paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such Break Amount, Prepayment Premium or Make-Whole Amount or a portion thereof applied to the distribution of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Adjusted Expected Distributions.

     "Advance" means, with respect to any Primary Liquidity Facility, any Advance as defined in such Primary Liquidity Facility.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power, directly or indirectly, to direct the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means an amount, not less than zero, equal to (i) the sum of the applicable LTV Collateral Amounts for such Class of Certificates for all Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "Aircraft" means, with respect to each Indenture, the "Aircraft" referred to therein.

     "American" means American Airlines, Inc., a Delaware corporation, and its successors and assigns.

     "American Bankruptcy Event" means the occurrence and continuation of any of the following:

     (a) American shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of creditors;

     (b) American shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against American in any such case, or American shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of

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corporations (as in effect at such time), or American shall seek an agreement, composition, extension or adjustment with its creditors under such laws; or

     (c) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of American, a receiver, trustee or liquidator of American or of any substantial part of its property, or any substantial part of its property shall be sequestered, or granting any other relief in respect of American as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

     (d) a petition against American in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to American, any court of competent jurisdiction assumes jurisdiction, custody or control of American or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed and unterminated for a period of 90 days.

     "American Provisions" has the meaning specified in Section 8.01(a).

     "Appraisal" means a current fair market value appraisal (which may be a "desktop" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the three most recent LTV Appraisals of such Aircraft.

      "Appraisers" means Aircraft Information Systems, Inc., Aviation Solutions, Inc. and Morton Beyer & Agnew, Inc.

     "Available Amount" means, with respect to any Primary Liquidity Facility on any drawing date, subject to the proviso contained in the first sentence of
Section 3.06(g), an amount equal to (a) the Stated Amount of such Primary Liquidity Facility at such time, less (b) the aggregate amount of each Interest Drawing honored by the Primary Liquidity Provider under such Primary Liquidity Facility on or prior to such date that has not been reimbursed or reinstated as of such date; provided that, following a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing under such Primary Liquidity Facility, the Available Amount of such Primary Liquidity Facility shall be zero.

     "Avoided Payment" has the meaning specified in the Policy.

     "Basic Agreement" means that certain Pass Through Trust Agreement, dated as of March 21, 2002, between American and State Street, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, but does not include any Trust Supplement.

     "Break Amount" has the meaning specified in the Indentures.

     "Business Day" means, with respect to the Certificates of any Class, any day other than a Saturday, a Sunday or a day on which (i) for purposes of the Policy and the Policy Provider, the fiscal agent under the Policy, at its office specified in the Policy, the Policy Provider at its office specified in the Policy and insurance companies in New York, New York are required or authorized by law or executive order to close and (ii) for all such and all other purposes hereunder, commercial banks are required or authorized to close in New York, New York, Dallas, Texas, or, so long as any Certificate of such Class is outstanding, the city and state in which the Trustee, the Subordination Agent or any related Loan Trustee maintains its Corporate Trust Office or receives and disburses funds, and that, solely with respect to draws under any Liquidity Facility, also is a "Business Day" as defined in such Liquidity Facility.

     "Capped Interest Rate" means, with respect to the Class G Certificates, 8.81% per annum.

     "Capped LIBOR" means, at any time, 8.19% per annum.

     "Cash Collateral Account" means the Class G Primary Cash Collateral Account, the Class G Above-Cap Reserve Account or the Class C Primary Cash Collateral Account, as applicable.

     "Certificate" means a Class G Certificate, a Class C Certificate or a Class D Certificate, as applicable.

     "Certificateholder" means, with respect to any Class of Certificates, the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.

     "Citizen of the United States" has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

     "Class" has the meaning specified in the recitals to this Agreement.

     "Class C Certificateholder" means, at any time, any Certificateholder of one or more Class C Certificates.

     "Class C Certificates" means the certificates issued by the Class C Trust, substantially in the form of Exhibit A to the Class C Trust Agreement, and authenticated by the Class C Trustee, representing Fractional Undivided Interests in the Class C Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class C Trust Agreement.

     "Class C Primary Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which amounts shall be deposited as referred to in Section 3.06(f).

     "Class C Primary Liquidity Facility" means, initially, the Revolving Credit Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class C Trustee, and the initial Class C Primary Liquidity Provider, and, from and after the replacement of such agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class C Primary Liquidity Provider" means WestLB or any Replacement Primary Liquidity Provider that has issued a Replacement Primary Liquidity Facility to replace the Class C Primary Liquidity Facility pursuant to Section 3.06(c)(i) or 3.06(e).

     "Class C Trust" means the American Airlines Pass Through Trust 2002-1C created and administered pursuant to the Class C Trust Agreement.

     "Class C Trust Agreement" means the Basic Agreement, as supplemented by Trust Supplement No. 2002-1C thereto, dated as of the date hereof, governing the creation and administration of the American Airlines Pass Through Trust 2002-1C and the issuance of the Class C Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class C Trustee" means State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as expressly set forth in the Class C Trust Agreement, but solely as trustee under the Class C Trust Agreement, together with any successor trustee appointed pursuant thereto.

     "Class D Certificateholder" means, at any time, any Certificateholder of one or more Class D Certificates.

     "Class D Certificates" means the certificates issued by the Class D Trust, substantially in the form of Exhibit A to the Class D Trust Agreement, and authenticated by the Class D Trustee, representing Fractional Undivided Interests in the Class D Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class D Trust Agreement.

     "Class D Trust" means the American Airlines Pass Through Trust 2002-1D created and administered pursuant to the Class D Trust Agreement.

     "Class D Trust Agreement" means the Basic Agreement, as supplemented by Trust Supplement No. 2002-1D thereto, dated as of the date hereof, governing the creation and administration of the American Airlines Pass Through Trust 2002-1D and the issuance of the Class D Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class D Trustee" means State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as expressly set forth in the Class D Trust Agreement, but solely as trustee under the Class D Trust Agreement, together with any successor trustee appointed pursuant thereto.

     "Class E Certificateholder" means, at any time, any Certificateholder of one or more Class E Certificates, if and when issued.

     "Class E Certificates" means any Certificates issued by the Class E Trust, if and when created, representing Fractional Undivided Interests in the Class E Trust.

     "Class E Trust" means the American Airlines Pass Through Trust 2001-2E, if and when created, administered pursuant to the Basic Agreement and a Trust Supplement.

     "Class E Trustee" means the trustee of the Class E Trust, if and when created.

     "Class G Above-Cap Account" or "Above-Cap Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which all amounts paid under the Class G Above-Cap Liquidity Facility pursuant to Section 3.06(a) shall be deposited.

     "Class G Above-Cap Liquidity Facility" or " Above-Cap Liquidity Facility" means, initially, the ISDA Master Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee for the Class G Trust, and the initial Class G Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto, relating to the Class G Certificates, and, from and after the replacement of such

ISDA Master Agreement pursuant hereto, the Replacement Above-Cap Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class G Above-Cap Liquidity Provider" or "Above-Cap Liquidity Provider" means CSFBI, or any Replacement Above-Cap Liquidity Provider that has issued a Replacement Above-Cap Liquidity Facility to replace any Class G Above-Cap Liquidity Facility pursuant to Section 3.06(c)(ii).

     "Class G Above-Cap Reserve Account" or "Above-Cap Reserve Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which amounts shall be deposited as referred to in Section 3.06(f).

     "Class G Certificateholder" means, at any time any Certificateholder of one or more Class G Certificates.

     "Class G Certificates" means the certificates issued by the Class G Trust, substantially in the form of Exhibit A to the Class G Trust Agreement, and authenticated by the Class G Trustee, representing Fractional Undivided Interests in the Class G Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class G Trust Agreement.

     "Class G Policy" or "Policy" means the Financial Guaranty Insurance Policy No. 37875, issued as of the Closing Date, by the Policy Provider in favor of the Subordination Agent, for the benefit of the Class G Certificateholders, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class G Policy Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.02(a)(iii).

     "Class G Primary Cash Collateral Account" means an Eligible Deposit Account in the name of the Subordination Agent maintained at an Eligible Institution, which shall be the Subordination Agent if it shall so qualify, into which amounts shall be deposited as referred to in Section 3.06(f).

     "Class G Primary Liquidity Facility" means, initially, the Revolving Credit Agreement, dated as of the date hereof, between the Subordination Agent, as agent and trustee of the Class G Trustee, and the initial Class G Primary Liquidity Provider, and, from and after the replacement of such agreement pursuant hereto, the Replacement Primary Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class G Primary Liquidity Provider" means WestLB or any Replacement Primary Liquidity Provider that has issued a Replacement Primary Liquidity Facility to replace the Class G Primary Liquidity Facility pursuant to Section 3.06(c)(i) or 3.06(e).

     "Class G Trust" means the American Airlines Pass Through Trust 2002-1G created and administered pursuant to the Class G Trust Agreement.

     "Class G Trust Agreement" means the Basic Agreement, as supplemented by Trust Supplement No. 2002-1G thereto, dated as of the date hereof, governing the creation and administration of the American Airlines Pass Through Trust 2002-1G and the issuance of the Class G Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Class G Trustee" means State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity except as expressly set forth in the Class G Trust Agreement, but solely as trustee under the Class G Trust Agreement, together with any successor trustee appointed pursuant thereto.

     "Closing Date" means September 24, 2002.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" means, with respect to any Indenture, the "Collateral" referred to therein.

     "Collection Account" means the Eligible Deposit Account established by the Subordination Agent pursuant to Section 2.02(a) in and from which the Subordination Agent shall make deposits and withdrawals in accordance with this Agreement.

     "Consent Notice" has the meaning specified in Section 3.06(d).

     "Consent Period" has the meaning specified in Section 3.06(d).

     "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 2.06.

     "Corporate Trust Office" means, with respect to any Trustee, the Subordination Agent or any Loan Trustee, the office of such Person in the city at which, at any particular time, its corporate trust business shall be principally administered.

     "CSFBI" has the meaning specified in the introductory paragraph to this Agreement.

     "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Expected Distributions or the Adjusted Expected Distributions with respect to the Certificates of any Trust as of such Distribution Date.

     "Defaulted Series G Equipment Note" has the meaning specified in Section 3.07(c).

     "Designated Representatives" means the Subordination Agent Representatives, the Trustee Representatives, the LP Representatives and the Policy Provider Representatives identified under Section 2.05.

      "Distribution Date" means a Regular Distribution Date or a Special Distribution Date.

     "Dollars" means the lawful currency of the United States.

     "Downgrade Drawing" has the meaning specified in Section 3.06(c).

     "Downgraded Facility" has the meaning specified in Section 3.06(c)(i).

     "Drawing" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

     "Election Distribution Date" has the meaning specified in Section 3.07(c).

     "Election Interest Payment" has the meaning specified in Section 3.07(c).

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a long-term unsecured debt rating of at least A3 or its equivalent by Moody's or at least A- or its equivalent by S&P. An Eligible Deposit Account may be maintained with a Primary Liquidity Provider so long as such Primary Liquidity Provider is an Eligible Institution; provided that such Primary Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

     "Eligible Institution" means (a) the corporate trust department of the Subordination Agent or any Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating of at least A3 or its equivalent by Moody's or at least A- or its equivalent by S&P.

     "Eligible Investments" means investments in (a) obligations of the United States government or agencies thereof, or obligations guaranteed by the United States government, (b) open market commercial paper of any corporation incorporated under the laws of the United States or any state thereof rated at least P-1 or its equivalent by Moody's or at least A-1 or its equivalent by S&P,
(c) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof (or any United States branch of a foreign bank) having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's or A or its equivalent by S&P; provided, however, that the aggregate amount at any one time invested in certificates of deposit issued by any one bank shall not be in excess of 5% of such bank's capital and surplus,
(d) Dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (c) or any subsidiary thereof, and (e) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (a) through (d) as collateral; provided further that if all of the above investments are unavailable, the entire amounts to be invested may be used to purchase Federal funds from an entity described in clause (c) above; and provided further that all Eligible Investments must be held in an Eligible Deposit Account. Any of the investments described herein may be made through or with, as applicable, the bank acting as Trustee or its Affiliates.

     "Eligible Provider" has the meaning specified in Section 2.06(c).

     "Equipment Notes" means, at any time, the Series G Equipment Notes, the Series C Equipment Notes and the Series D Equipment Notes collectively, and in each case, any Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of the Indentures.

     "Excess Reimbursement Obligations" means (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents interest on the Series G Equipment Notes in respect of which the Policy Provider Election has been made in excess of 21 months of interest at the interest rate applicable to such Series G Equipment Notes and (b) any interest on the Liquidity Obligations in respect of the Class G Liquidity Facility paid by the Policy Provider to the Liquidity Provider from and after the end of the 21-month period referred to in the last paragraph of Section 3.07(c) hereof.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (x) accrued and unpaid interest in respect of such Certificates and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such

Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase or Acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and
(ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the terms hereof has been paid in full and such payments have been distributed to the holders of such Certificates.

     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any Break Amount, Prepayment Premium or Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Break Amount, Prepayment Premium or Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

     "Expiry Date" with respect to any Primary Liquidity Facility, shall have the meaning specified in such Primary Liquidity Facility.

     "Fee Letter" means the Fee Letter among WestLB, the Subordination Agent and American with respect to the Primary Liquidity Facilities and any fee letter entered into among the Subordination Agent, American and any Replacement Primary Liquidity Provider.

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest in respect of such Certificates and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any Break Amount, Prepayment Premium or Make-Whole Amount paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such Break Amount, Prepayment Premium or Make-Whole Amount or a portion thereof applied to distributions of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

     "Final Drawing" has the meaning specified in Section 3.06(i).

     "Final Legal Distribution Date" means (i) with respect to the Class G Certificates, March 23, 2009, (ii) with respect to the Class C Certificates, March 23, 2009 and (iii) with respect to the Class D Certificates, September 23, 2007.

     "Final Order" has the meaning specified in the Policy.

     "Fractional Undivided Interest" means the fractional undivided interest in a Trust that is represented by a Certificate relating to such Trust.

     "Indenture" means each of the Indenture and Security Agreements entered into by the Loan Trustee and American pursuant to the Participation Agreements, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Indenture Event of Default" means, with respect to any Indenture, any Event of Default (as such term is defined in such Indenture) thereunder.

     "Interest Drawing" has the meaning specified in Section 3.06(a).

     "Interest Payment Date" means, with respect to any Primary Liquidity Facility, each date on which interest is due and payable under Section 3.07(c) or (d) of such Primary Liquidity Facility on a Drawing thereunder.

     "Interest Period" has the meaning specified in the Indentures.

     "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and the Subordination Agent's reasonable expenses in making such investments.

     "Lending Office" has the meaning, with respect to any Primary Liquidity Facility, specified in such Primary Liquidity Facility.

     "LIBOR" has the meaning assigned to such term in the Reference Agency Agreement.

     "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease or security interest of any kind.

     "Liquidity Event of Default", with respect to any Primary Liquidity Facility, has the meaning specified in such Primary Liquidity Facility.

     "Liquidity Expenses" means, with respect to the Primary Liquidity Facilities, all Liquidity Obligations other than (i) the principal amount of any Drawings under the Primary Liquidity Facilities and (ii) any interest accrued on any Liquidity Obligations.

     "Liquidity Facility" means, at any time, the Class G Primary Liquidity Facility, the Class G Above-Cap Liquidity Facility or the Class C Primary Liquidity Facility, as applicable.

     "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Primary Liquidity Providers under the Primary Liquidity Facilities, the indemnity provisions of the Participation Agreements or the Fee Letter.

     "Liquidity Provider" means, at any time, any Primary Liquidity Provider or the Above-Cap Liquidity Provider, as applicable.

     "Loan Trustee" means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.

     "LP Incumbency Certificate" has the meaning specified in Section 2.05(c).

     "LP Representatives" has the meaning specified in Section 2.05(c).

     "LTV Appraisals" has the meaning specified in Section 4.01(a).

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i)(x) with respect to any Aircraft other than an Aircraft referred to in the following clauses (y) and
(z), the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft or (y) with respect to any such Aircraft that has suffered an Event of Loss under and as defined in the relevant Indenture, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof or (z) with respect to any such Aircraft that has been released from the applicable Indenture pursuant to the provisions of Section 10.01(b) thereof, the amount of money and U.S. Government Securities deposited with the Loan Trustee pursuant thereto as of such Distribution Date and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means (i) for the Class G Certificates, 51.1%, (ii) for the Class C Certificates, 60.1% and (iii) for the Class D Certificates, 67.6%.

     "Majority in Interest of Noteholders" has the meaning specified in each Indenture.

     "Make-Whole Amount" has the meaning specified in the Indentures.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (a) 75% of the Appraised

Current Market Value of such Aircraft and (b) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

     "Moody's" means Moody's Investors Service, Inc.

     "New Class C Certificates" has the meaning specified in Exhibit A.

     "New Class D Certificates" has the meaning specified in Exhibit A.

     "New Series" has the meaning specified in Exhibit A.

     "Non-Controlling Party" means, at any time, any Trustee, Primary Liquidity Provider or Policy Provider that is not the Controlling Party at such time.

     "Non-Extended Facility" has the meaning specified in Section 3.06(d).

     "Non-Extension Drawing" has the meaning specified in Section 3.06(d).

     "Non-Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture that is not a Performing Equipment Note.

     "Notice of Avoided Payment", with respect to the Policy, has the meaning specified in the Policy.

     "Notice of Nonpayment", with respect to the Policy, has the meaning specified in the Policy.

     "Officer's Certificate" of any Person means a certification signed by a Responsible Officer of such Person.

     "Operative Agreements" means this Agreement, the Liquidity Facilities, the Policy, the Policy Provider Agreement, the Policy Fee Letter, the Fee Letter, the Indentures, the Trust Agreements, the Participation Agreements, the Reference Agency Agreement, the Equipment Notes and the Certificates, together with all exhibits and schedules included with any of the foregoing.

     "Outstanding" means, when used with respect to each Class of Certificates, as of the date of determination, all Certificates of such Class theretofore authenticated and delivered under the related Trust Agreement, except:

     (i) Certificates of such Class theretofore canceled by the Registrar (as defined in such Trust Agreement) or delivered to the Trustee thereunder or such Registrar for cancellation;

     (ii) all of the Certificates of such Class if money in the full amount required to make the final distribution with respect to such Class pursuant to
Section 11.01 of such Trust Agreement has been theretofore deposited with the related Trustee in trust for the Certificateholders of the Certificates of such Class as provided in Section 4.01 of such Trust Agreement, pending distribution of such money to such Certificateholders pursuant to payment of such final distribution payment; and

     (iii) Certificates of such Class in exchange for or in lieu of which other Certificates of such Class have been authenticated and delivered pursuant to such Trust Agreement;

provided, however, that in determining whether the holders of the requisite Fractional Undivided Interest of such Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Certificates owned by American or any of its Affiliates shall be disregarded and deemed not to be Outstanding. In determining whether such Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that such Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (x) if American and its Affiliates own 100% of the Certificates of each Class, such Certificates shall not be so disregarded and (y) if any amount of such Certificates owned by American and its Affiliates have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not American or any of its Affiliates.

     "Overdue Scheduled Payment" means any Scheduled Payment which is not in fact received by the Subordination Agent within five days after the Scheduled Payment Date relating thereto.

     "Participation Agreement" means, with respect to each Aircraft, the related Participation Agreement, dated as of September 24, 2002, among American, each Trustee, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Payees" has the meaning specified in Section 2.03(c).

     "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); provided, that in the event of a bankruptcy proceeding involving American under Title 11 of the United States Code (the "Bankruptcy Code"), (i) any payment default occurring before the date of the order of relief in such proceeding will not be taken into account during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under

Section 1110(b) of the Bankruptcy Code) (the "Section 1110 Period"), (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period and (iii) any payment default occurring after the Section 1110 Period will not be taken into consideration if such payment default is cured before the end of the grace period, if any, set forth in the related Indenture.

     "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

     "Policy Account" means the Class G Policy Account.

     "Policy Drawing" means any payment of a claim under the Policy (but shall not include, for the avoidance of doubt, amounts payable directly by the Policy Provider to any Primary Liquidity Provider as contemplated by Section 2.06(c) and the last paragraph of Section 3.07(c)).

     "Policy Expenses" means all amounts (including amounts in respect of expenses) owing to the Policy Provider under the Policy Provider Agreement or the Participation Agreements other than (i) any amounts due under the Policy Fee Letter, (ii) the amount of any Policy Drawing and any interest accrued thereon,
(iii) reimbursement of and interest on the Liquidity Obligations paid to the Primary Liquidity Provider by the Policy Provider, (iv) any indemnity payments owed to the Policy Provider, (v) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider hereunder, including, without limitation, fees and expenses incurred in connection with the enforcement of such rights and (vi) any Excess Reimbursement Obligations.

     "Policy Fee Letter" means the fee letter, dated as of September 24, 2002 from the Policy Provider to American and the Subordination Agent setting forth the Policy Premium and certain other amounts payable in respect of the Policy.

     "Policy Premium" has the meaning specified in the Policy Fee Letter.

     "Policy Provider" means MBIA Insurance Corporation or any successor thereto, as issuer of the Policy.

     "Policy Provider Agreement" means the Insurance and Indemnity Agreement, dated as of the date hereof, among the Subordination Agent, the Class G Trustee, American and the Policy Provider pursuant to which, among other things, the Subordination Agent agrees to reimburse the Policy Provider for amounts paid pursuant to claims made under the Policy.

     "Policy Provider Default" means, with respect to the Policy, the occurrence of any of the following events: (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and such failure remains unremedied for two Business Days following the delivery of Written Notice of such failure to the Policy Provider or (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, the New York Insurance Department or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

     "Policy Provider Election" has the meaning specified in Section 3.07(c).

     "Policy Provider Incumbency Certificate" has the meaning assigned to such term in Section 2.05(d).

     "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Provider Agreement, but shall not include (i) any amounts due under the Policy Fee Letter or (ii) any interest on Policy Drawings except, if the Class G Primary Liquidity Provider has failed to honor its obligation to make a payment on any Interest Drawing in respect of the Class G Certificates, interest on the portion of any Policy Drawing made to cover the shortfall attributable to such failure by such Primary Liquidity Provider in an amount equal to the amount of interest that would have accrued on such Interest Drawing if such Interest Drawing had been made at the interest rate applicable to such Interest Drawing under the applicable Primary Liquidity Facility until such Policy Drawing has been repaid in full, up to a maximum of six such Policy Drawings under the Policy. For the avoidance of doubt, and subject to the effect of payment priorities with respect to Excess Reimbursement Obligations, Policy Provider Obligations include reimbursement of and interest on the Liquidity Obligations in respect of the Primary Liquidity Facilities paid by the Policy Provider to the Primary Liquidity Provider.

     "Policy Provider Representatives" has the meaning specified in Section 2.05(d).

     "Pool Balance" means, with respect to the Certificates of any Class, as of any date, (i) the original aggregate face amount of the Certificates of such Class less (ii) the aggregate amount of all distributions made in respect of such Certificates relating to such Class other than distributions made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date with respect to each Class shall be computed after giving effect to the payment of principal, if any, on the Equipment Notes or other Trust Property held in the related Trust and the distribution thereof to be made on such date and, with respect to the Class G Certificates, payments under the Policy made for the benefit of the Class G Certificateholders (other than payments in respect of the Class G Primary Liquidity Facility or interest on the Class G Certificates).

     "Prepayment Premium" has the meaning specified in the Indentures.

     "Primary Cash Collateral Account" means the Class G Primary Cash Collateral Account or the Class C Primary Cash Collateral Account, as applicable.

     "Primary Liquidity Facility" means the Class G Primary Liquidity Facility or the Class C Primary Liquidity Facility, as applicable.

     "Primary Liquidity Guarantee" means, with respect to any Primary Liquidity Facility, a guarantee executed and delivered by a Primary Liquidity Guarantor fully and unconditionally guaranteeing the obligations of the Primary Liquidity Provider under such Primary Liquidity Facility.

     "Primary Liquidity Guarantee Event" means, with respect to any Primary Liquidity Guarantee, (i) such Primary Liquidity Guarantee ceasing to be in full force and effect or becoming invalid or unenforceable or (ii) the Primary Liquidity Guarantor under such Primary Liquidity Guarantee denying its liability thereunder.

     "Primary Liquidity Guarantor" means, with respect to any Primary Liquidity Facility, any Person that shall execute and deliver a Primary Liquidity Guarantee and at the time of such execution and delivery shall meet the ratings requirements applicable to a Replacement Primary Liquidity Provider.

     "Primary Liquidity Provider" means the Class G Primary Liquidity Provider or the Class C Primary Liquidity Provider, as applicable.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "PTC Event of Default" means, with respect to each Trust Agreement, the failure to distribute within 10 Business Days after the applicable Distribution
Date: (i) the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class (unless, in the case of the Class G Certificates, the Subordination Agent shall have made a drawing under the Policy in an aggregate amount sufficient to pay such outstanding Pool Balance and shall have distributed such amount to the Class G Trustee) or (ii) interest scheduled for distribution on such Certificates on any Distribution Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the related Primary Cash Collateral Account, or, in the case of the Class G Certificates, a withdrawal from the Above-Cap Account or a drawing under the Policy, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

      "Rating Agencies" means, collectively, at any time, each of two nationally recognized rating agencies that have been requested to rate the Certificates and that are then rating the Certificates. The initial Rating Agencies will be Moody's and S&P.

     "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies (without regard to the Policy in the case of the Class G Certificates) that such action would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates (without regard to the Policy in the case of the Class G Certificates) or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

     "Reference Agency Agreement" means the Reference Agency Agreement, dated as of September 24, 2002, among American and State Street Bank and Trust Company of Connecticut, National Association as Subordination Agent, Loan Trustee and reference agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Refunding" means a refunding of the Series C Equipment Notes, Series D Equipment Notes and/or New Series (as defined in Exhibit A) of Series D Equipment Notes in accordance with Exhibit A hereto.

     "Register", with respect to any Trust, has the meaning ascribed to such term in the Trust Agreement for such Trust.

     "Regular Distribution Dates" means each March 23, June 23, September 23 and December 23 commencing on December 23, 2002; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day and interest will be added for such additional period in the case of the Class G Certificates but not in the case of the Class C or Class D Certificates.

     "Replacement Above-Cap Liquidity Facility" means, for the Above-Cap Liquidity Facility, an irrevocable interest rate cap agreement (or agreements) for the same term as the Above-Cap Liquidity Facility being replaced, in substantially the form of the replaced Above-Cap Liquidity Facility or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as shall permit the Rating Agencies to issue a Ratings Confirmation (before downgrading of such ratings on the applicable Class of Certificates, if any, as a result of the downgrading, if any, of the Above-Cap Liquidity Provider), issued by a Person (or Persons) having short-term unsecured debt ratings or issuer credit ratings, as the case may be, issued by both Rating Agencies that are equal to or higher than the applicable Threshold Rating (which Person shall have been consented to by the Policy Provider, which consent shall not be unreasonably withheld or delayed), provided that no prior Ratings Confirmation or consent of the Policy Provider shall be required under the circumstances specified in Part 5(i) of the Schedule to the ISDA Master Agreement forming a part of the Above-Cap Liquidity Facility.

     "Replacement Above-Cap Liquidity Provider" means a Person (or Persons) who issues a Replacement Above-Cap Liquidity Facility.

     "Replacement Liquidity Facility" means, as applicable, a Replacement Above-Cap Liquidity Facility or a Replacement Primary Liquidity Facility.

     "Replacement Primary Liquidity Facility" means, for any Primary Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Primary Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) as shall permit the Rating Agencies to issue a Ratings Confirmation (before downgrading of the applicable ratings on the Certificates, if any, as a result of the downgrading, if any, of the applicable Primary Liquidity Provider, or, if applicable, the downgrading of the Primary Liquidity Guarantor or the occurrence of a Primary Liquidity Guarantee Event) in a face amount (or in an aggregate face amount) equal to the applicable Required Amount and issued by a Person (or Persons) (or whose obligations are guaranteed by a Primary Liquidity Guarantor) (i) having a short-term issuer credit rating (with respect to S&P) and a short-term unsecured debt rating (with respect to Moody's) that are equal to or higher than the Threshold Rating specified in clause (a) of the definition of Threshold Rating or (ii) if such Person (or Persons) or such Liquidity Guarantor does not have such a rating from a given Rating Agency, a long-term issuer credit rating (with respect to S&P) or a long-term unsecured debt rating (with respect to

Moody's) issued by such Rating Agency that is equal to or higher than the Threshold Rating specified in clause (b) of the definition of Threshold Rating. Without limitation of the form that a Replacement Primary Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Primary Liquidity Facility for any Class of Certificates may have a stated expiration date earlier than 15 days after the Final Legal Distribution Date of such Class of Certificates so long as such Replacement Primary Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.06(d) hereof.

     "Replacement Primary Liquidity Provider" means a Person who issues a Replacement Primary Liquidity Facility.

     "Required Amount" means, with respect to each Primary Liquidity Facility, or the Primary Cash Collateral Account, for any Class, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Capped Interest Rate (in the case of each of the Class G Primary Liquidity Facility and the Class G Primary Cash Collateral Account) or at the applicable Stated Interest Rate (in the case of the Class C Primary Liquidity Facility and the Class C Primary Cash Collateral Account) for the related Class of Certificates, that would be distributable on such Class of Certificates on each of the six successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of such Class of Certificates on such date and without regard to expected future distributions of principal on such Class of Certificates. The Pool Balance for purposes of the definition of Required Amount with respect to the Class G Primary Liquidity Facility shall, in the event of any Policy Provider Election, be deemed to be reduced by an amount (if positive) by which
(a) the outstanding principal balance of the Series G Equipment Notes in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any Policy Drawings previously paid by the Policy Provider in respect of principal on such Series G Equipment Notes.

     "Responsible Officer" means (i) with respect to the Subordination Agent and each of the Trustees, any officer in the Corporate Trust Department or similar department of the Subordination Agent or such Trustee, as the case may be, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject, and (ii) with respect to each Liquidity Provider, any authorized officer of such Liquidity Provider.

     "Scheduled Payment" means, with respect to any Equipment Note, (i) any payment of principal or interest on such Equipment Note (other than an Overdue Scheduled Payment) or (ii) any distribution in respect of interest on such Equipment Note to the Certificateholders of Certificates of the corresponding Class of Certificates with funds drawn under the Primary Liquidity Facility for such Class or withdrawn from the Primary Cash Collateral Account for such Class of Certificates or, in the case of the Class G Certificates, from the Above-Cap Account or drawn under the Policy, which payment in the case of clause (i) or clause (ii) represents an installment of principal on such Equipment Note at the stated maturity of such installment, or the payment of regularly scheduled interest accrued on the unpaid principal amount of such Equipment Note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any Equipment Note shall not constitute a Scheduled Payment.

     "Scheduled Payment Date" means, with respect to any Scheduled Payment, the date on which such Scheduled Payment is scheduled to be made.

     "Series C Equipment Notes" means the Series C Equipment Notes issued pursuant to each Indenture by American and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

     "Series D Equipment Notes" means the Series D Equipment Notes issued pursuant to each Indenture by American and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

     "Series E Equipment Notes" means the equipment notes, if any, issued pursuant to any Indenture by American and authenticated by the Loan Trustee thereunder, and designated "Series E Equipment Notes" thereunder, and any such equipment notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

     "Series G Equipment Notes" means the Series G Equipment Notes issued pursuant to each Indenture by American and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

     "Special Distribution Date" means (i) with respect to any Special Payment, the Business Day chosen by the Subordination Agent pursuant to Section 2.04(a) or Section 3.07(b) for the distribution of such Special Payment in accordance with this Agreement, (ii) an Election Distribution Date or (iii) each date designated as provided in Section 3.07(c) or Section 3.07(e) as a Special Distribution Date.

     "Special Payment" means any payment (other than a Scheduled Payment or a distribution referred to in Section 2.03(c)) in respect of, or any proceeds of, any Equipment Note or Collateral (as defined in each Indenture). For the avoidance of doubt, Special Payments shall not include any payment by the Policy Provider or any Liquidity Provider.

     "Special Payments Account" means the Eligible Deposit Account created pursuant to Section 2.02(a) as a sub-account to the Collection Account.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "State Street" has the meaning specified in the introductory paragraph to this Agreement.

     "Stated Amount" with respect to any Primary Liquidity Facility, means the Maximum Commitment (as defined in such Primary Liquidity Facility) of the applicable Primary Liquidity Provider thereunder.

     "Stated Expiration Date" has the meaning specified in Section 3.06(d).

     "Stated Interest Rate" means (i) with respect to the Class G Certificates, for any Interest Period, LIBOR for such Interest Period plus 0.62% per annum,
(ii) with respect to the Class C Certificates, 8.25% per annum and (iii) with respect to the Class D Certificates, 9.5% per annum.

     "Subordination Agent" has the meaning specified in the introductory paragraph to this Agreement.

     "Subordination Agent Incumbency Certificate" has the meaning specified in
Section 2.05(a).

     "Subordination Agent Representatives" has the meaning specified in Section 2.05(a).

     "Tax" and "Taxes" means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any

Person as a result of such Person being required to collect and pay over withholding taxes.

     "Termination Amount", with respect to the Above-Cap Liquidity Facility, has the meaning specified in the Above-Cap Liquidity Facility.

     "Termination Notice" with respect to any Primary Liquidity Facility has the meaning specified in such Primary Liquidity Facility.

     "Threshold Rating" means (a) a short-term unsecured debt rating of P-1 in the case of Moody's and a short-term issuer credit rating of A-1 in the case of S&P, and (b) in the case of any Person who does not have a short-term unsecured debt rating from Moody's or a short-term issuer credit rating from S&P, then in lieu of such rating from such Rating Agency or Rating Agencies, a long-term unsecured debt rating of A1 in the case of Moody's and a long-term issuer credit rating of A in the case of S&P.

     "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Triggering Event" means (x) the occurrence of an Indenture Event of Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then Outstanding, (y) the Acceleration of all of the outstanding Equipment Notes or (z) the occurrence of an American Bankruptcy Event.

     "Trust" means any of the Class G Trust, the Class C Trust or the Class D Trust.

     "Trust Accounts" has the meaning specified in Section 2.02(a).

     "Trust Agreement" means any of the Class G Trust Agreement, the Class C Trust Agreement or the Class D Trust Agreement.

     "Trust Property", with respect to any Trust, has the meaning specified in the Trust Agreement for such Trust.

     "Trust Supplement" means an agreement supplemental to the Basic Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of Certificates of a series, (ii) the issuance of the Certificates of a series representing fractional undivided interests in such trust is authorized and
(iii) the terms of the

Certificates of such series are established, as such agreement may from time to time be supplemented, amended or otherwise modified.

     "Trustee" means any of the Class G Trustee, the Class C Trustee or the Class D Trustee.

     "Trustee Incumbency Certificate" has the meaning specified in Section 2.05(b).

     "Trustee Representatives" has the meaning specified in Section 2.05(b).

     "Underwriters" means the several Underwriters listed as such in the Underwriting Agreement.

     "Underwriting Agreement" means the Underwriting Agreement dated September 17, 2002, among the Underwriters and American, relating to the purchase of the Class G Certificates by the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "United States" means the United States of America.

     "WestLB" has the meaning specified in the introductory paragraph to this Agreement.

     "Withdrawal Notice" has the meaning specified in Section 3.06(d).

     "Written Notice" means, from the Subordination Agent, any Trustee, any Liquidity Provider or the Policy Provider, a written instrument executed by the Designated Representative of such Person. An invoice delivered by a Primary Liquidity Provider pursuant to Section 3.01 in accordance with its normal invoicing procedures shall constitute Written Notice under such Section.

                                   ARTICLE II

                        TRUST ACCOUNTS; CONTROLLING PARTY

     Section 2.01 Agreement to Terms of Subordination; Payments from Monies Received Only. (a) Each Trustee (i) hereby acknowledges and agrees to the terms of subordination and distribution set forth in this Agreement in respect of each Class of Certificates, (ii) agrees to enforce such provisions and cause all payments in respect of the Equipment Notes, the Liquidity Facilities and the Policy to be applied in accordance with the terms of this Agreement and (iii) with respect to payments in respect of the Equipment Notes received by it, agrees to allocate such payments first, to interest distributable in respect of the Certificates of the related Class, second, to Prepayment Premium, Make-Whole Amount and Break Amount, if any, distributable in respect of the Certificates of the related Class, and third, to principal distributable in respect of the Certificates of the related Class. In addition, each Trustee hereby agrees to cause the Equipment Notes purchased by the related Trust to be registered in the name of the Subordination Agent or its nominee, as agent and trustee for such Trustee, to be held in trust by the Subordination Agent solely for the purpose of facilitating the enforcement of the subordination and other provisions of this Agreement.

     (b) Except as otherwise expressly provided in the next succeeding sentence of this Section 2.01(b), all payments to be made by the Subordination Agent hereunder shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments and other payments under the Operative Agreements, including payments under Section 4.02 of the Participation Agreements and Section 2.14 of the Indentures, and only to the extent that the Subordination Agent shall have received sufficient income or proceeds therefrom to enable it to make such payments in accordance with the terms hereof. Each of the Trustees and the Subordination Agent hereby agrees and each Certificateholder, by its acceptance of a Certificate, the Policy Provider, by entering into the Policy Provider Agreement, and each Liquidity Provider, by entering into the Liquidity Facility to which it is a party, has agreed to look solely to such amounts to the extent available for distribution to it as provided in this Agreement or the applicable Trust Agreement, as the case may be, and that none of the Trustees, Loan Trustees or the Subordination Agent is personally liable to any of them for any amounts payable or any liability under this Agreement, any Trust Agreement, any Liquidity Facility, the Policy Provider Agreement or such Certificate, except (in the case of the Subordination Agent) as expressly provided herein or (in the case of the Trustees) as expressly provided herein and in each Trust Agreement or (in the case of the Loan Trustees) as expressly provided in any Operative Agreement.

     Notwithstanding anything to the contrary in this Agreement and in the other Operative Agreements, the Certificates do not represent indebtedness of the related Trust, and references in this Agreement and the Operative Agreements to accrued interest or principal amounts payable on the Certificates of any Class are included only for computational purposes. For purposes of such computations, the Certificates of any Class shall be deemed to be comprised of interest and principal components, with the principal component deemed to be the Pool Balance, and the interest component deemed to equal interest accruing at the Stated Interest Rate for such Class of Certificates from (i) the later of (1) the date of the issuance thereof and (2) the most recent but preceding Distribution Date to which such interest was distributed to, but excluding, (ii) the applicable date of determination, such interest to be considered payable in arrears and to be calculated on the basis of a 360-day year comprised of twelve 30-day months (in the case of the Class C and Class D Certificates) or on the basis of the actual number of days elapsed over a 360-day year (in the case of the Class G Certificates).

     Section 2.02 Trust Accounts. (a) Upon the execution of this Agreement, the Subordination Agent shall establish and maintain in its name (i) the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Primary Liquidity Providers and the Policy Provider, (ii) as a sub-account in the Collection Account, the Special Payments Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustees, the Certificateholders, the Primary Liquidity Providers and the Policy Provider, (iii) a Class G Policy Account as an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Class G Trustee and the Class G Certificateholders and (iv) a Class G Above-Cap Account as an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Class G Trustee and Class G Certificateholders. The Subordination Agent shall establish and maintain the Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.06(f). Upon such establishment and maintenance under Section 3.06(f), the Cash Collateral Accounts shall, together with the Collection Account, the Policy Account and the Above-Cap Account, constitute the "Trust Accounts" hereunder. Without limiting the foregoing, all monies credited to the Trust Accounts shall be, and shall remain, the property of the relevant Trust(s).

     (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Subordination Agent in Eligible Investments selected by American or its designated representative if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Regular Distribution Date or the date of the related distribution pursuant to Section 2.04, as the case may be, next following the date of such investment; provided, however, that, (x) following the making of a Downgrade Drawing or a Non-Extension Drawing under any Primary Liquidity Facility, the Subordination Agent shall invest and reinvest the amounts in the applicable Primary Cash Collateral Account in Eligible Investments pursuant to the written instructions of American and (y) the Subordination Agent shall invest and reinvest funds on deposit in the Above-Cap Account and the Above-Cap Reserve Account in the manner specified in Schedule 2.02(b) attached hereto (subject to the foregoing limitation on the maturity of such investments), and provided further, however, that upon the occurrence and during the continuation of a Triggering Event, the Subordination Agent shall invest and reinvest such amounts (other than amounts in the Above-Cap Reserve Account, which shall be governed by the foregoing proviso) in Eligible Investments in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Agreement (including, without limitation, with respect to Investment Earnings on amounts on deposit in the Above-Cap Account and the Cash Collateral Accounts, in each case as provided in Section 3.06(f)), any Investment Earnings shall be deposited in the Collection Account when received by the Subordination Agent and shall be applied by the Subordination Agent in the same manner as the other amounts on deposit in the Collection Account are to be applied. The Subordination Agent's reasonable fees and expenses in making such investments and any losses incurred in such investments shall be charged against the principal amount invested. The Subordination Agent shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Agreement other than by reason of its willful misconduct or negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Subordination Agent without instructions whenever such sale is necessary to make a distribution required under this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

     (c) The Subordination Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided herein with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Subordination Agent under the sole dominion and control of the Subordination Agent for the benefit of the Trustees, the Certificateholders, the Liquidity Providers and the Policy Providers, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Subordination Agent shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, to which each Rating Agency may consent) establish a new Collection Account, Special Payments Account, Cash Collateral Account, Policy Account or Above-Cap Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account, Special Payments Account, Cash Collateral Account, Policy Account or Above-Cap Account, as the case may be. So long as the Subordination Agent is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

     Section 2.03 Deposits to the Collection Account and Special Payments Account; Certain Distributions. (a) The Subordination Agent shall, on each day when one or more Scheduled Payments (other than any Scheduled Payment which by the express terms hereof is to be deposited to the Policy Account or a Cash Collateral Account) are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Collection Account the aggregate amount of such Scheduled Payments.

     (b) The Subordination Agent shall, on each day when one or more Special Payments are made to the Subordination Agent as holder of the Equipment Notes, deposit in the Special Payments Account the aggregate amount of such Special Payments.

     (c) In the event that a Loan Trustee distributes to the Subordination Agent pursuant to Section 3.04 or clause "first" of Section 3.03 of any Indenture any amounts payable under clause (c), (d) or (e) of Section 2.14 of any Indenture, the Subordination Agent shall promptly deposit such amounts in the Collection Account. The Subordination Agent will distribute promptly upon receipt thereof (or in the case of any such payment, compensation or reimbursement in respect of the Subordination Agent, will retain) (i) any indemnity payment received by it from American in respect of any Trustee, the Subordination Agent, the Policy Provider or any Liquidity Provider (collectively, the "Payees") and (ii) any compensation or reimbursement received by it from American or the Loan Trustee under any Operative Agreement in respect of any Payee (including, without limitation, any fees payable to any Liquidity Provider under Section 2.03 of any Liquidity Facility or other amounts referred to in clause (a), (b), (f) or (g) of Section 2.14 of any Indenture), in any such case directly to the Payee entitled thereto, provided that if such Payee has previously received from the Collection Account such payment, compensation or reimbursement, then the Subordination Agent shall deposit such amount in the Collection Account.

     Section 2.04 Distributions of Special Payments. (a) Notice of Special Payment. Except as provided in Section 2.03(c), upon receipt by the Subordination Agent, as registered holder of the Equipment Notes, of any notice of a Special Payment (or, in the absence of any such notice, upon receipt by the Subordination Agent of a Special Payment), the Subordination Agent shall promptly give notice thereof to each Trustee, the Primary Liquidity Providers and the Policy Provider. The Subordination Agent shall promptly calculate the amount of the prepayment (including upon Acceleration), redemption or purchase of Equipment Notes or the amount of any Overdue Scheduled Payment, as the case may be, comprising such Special Payment under the applicable Indenture or Indentures and shall promptly send to each Trustee and the Primary Liquidity Providers a Written Notice of such amount and the amount allocable to each Trust. Such Written Notice shall also set the distribution date for such Special Payment (a "Special Distribution Date"), which shall be the first Business Day that follows the later to occur of (x) the 15th day after the date of such Written Notice or (y) the date the Subordination Agent has received or expects to receive such Special Payment. Amounts on deposit in the Special Payments Account shall be distributed in accordance with Sections 2.04(b) and 2.04(c) hereof, as applicable.

      (b) Redemptions, Purchases and Prepayments of Equipment Notes. (i) So long as no Triggering Event shall have occurred (whether or not continuing), the Subordination

Agent shall make distributions pursuant to this Section 2.04(b) of amounts on deposit in the Special Payments Account on account of the redemption, purchase (including, without limitation, a purchase resulting from a sale of the Equipment Notes permitted by Article IV) or prepayment (including upon Acceleration) of all of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in the following order of priority:

     first, such amount as shall be required to pay (A) all accrued and unpaid Liquidity Expenses and Policy Expenses then in arrears plus (B) the product of
(x) the aggregate amount of all accrued and unpaid Liquidity Expenses and Policy Expenses not in arrears to such Special Distribution Date multiplied by (y) a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes, shall be distributed to the applicable Primary Liquidity Provider and Policy Provider, first, in satisfaction of any past due amounts, then, in satisfaction of the accrued amounts, in each case, pro rata on the basis of the amount of Liquidity Expenses owed to each Primary Liquidity Provider and Policy Expenses owed to the Policy Provider;

     second, such amount as shall be required to pay (i) (A) all accrued and unpaid interest (including interest accrued and unpaid on any Interest Drawing or any Applied Provider Advance (as defined in any Primary Liquidity Facility)) then in arrears on all Liquidity Obligations (at the rate provided in the applicable Primary Liquidity Facility, determined after giving effect to payments made by the Policy Provider to each Primary Liquidity Provider, if any, in respect of interest on Drawings under the Primary Liquidity Facilities) plus
(B) the aggregate amount of all accrued and unpaid interest on all Liquidity Obligations not in arrears to such Special Distribution Date (at the rate provided in the applicable Primary Liquidity Facility, determined after giving effect to payments made by the Policy Provider to each Primary Liquidity Provider, if any, in respect of interest on Drawings under the Primary Liquidity Facilities), (ii) if the Class G Primary Liquidity Provider has defaulted in its obligation to make a payment on any Interest Drawing in respect of the Class G Certificates, (A) the aggregate amount of interest accrued on the portion of any Policy Drawing made to cover the shortfall attributable to such default by the Primary Liquidity Provider at the rate provided in the "except" clause of clause
(ii) of the definition of "Policy Provider Obligations" that is then in arrears plus (B) the aggregate amount of all accrued and unpaid interest on such Policy Drawings (at the rate specified in the immediately preceding clause (A)) not in arrears to such Special Distribution Date and (iii) if the Policy Provider has elected to pay to each Primary Liquidity Provider all outstanding Drawings and interest owing to such Primary Liquidity Provider under its Primary Liquidity Facility pursuant to Section 2.06(c), the amount of such payment made to the Primary Liquidity Providers attributable to such interest accrued on such Drawings, shall be distributed in the case of clause (i) above to the Primary Liquidity Providers and in the case of clauses (ii) and (iii) above, to the Policy Provider pro rata (without duplication) on the basis of the amounts owing to each under this clause "second";

     third, such amount as shall be required (A) if any Primary Cash Collateral Account has been previously funded as provided in Section 3.06(f), to fund such Primary Cash Collateral Account up to its Required Amount shall be deposited in such Primary Cash Collateral Account, (B) if any Primary Liquidity Facility shall have become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Available Amount thereunder to zero, to deposit into the related Primary Cash Collateral Account an amount equal to such Primary Cash Collateral Account's Required Amount shall be deposited in such Primary Cash Collateral Account, (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" is applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility in an amount equal to the amount of any unreimbursed Interest Drawings under such Primary Liquidity Facility shall be distributed to such Primary Liquidity Provider (other than amounts payable pursuant to clauses "first" or "second" of this Section 2.04(b) and as determined after giving effect to payments made by the Policy Provider to such Primary Liquidity Provider in respect of principal of Drawings under its Primary Liquidity Facility), in each case pro rata with any amount distributable pursuant to subclause (D) of this clause "third" on the basis of the amount of unreimbursed Interest Drawings and the amount of unreimbursed Policy Provider Obligations payable to the Policy Provider under subclause (D) of this clause "third" and
(D) if the Policy Provider has elected to pay to each Primary Liquidity Provider all outstanding Drawings and interest owing to such Primary Liquidity Provider under its Primary Liquidity Facility pursuant to Section 2.06(c), to reimburse the Policy Provider for the principal amount of such payment made to the Primary Liquidity Provider, but only after giving effect to the application of amounts, if any, under subclause (A) or (B) of this clause "third" and if any amount shall be distributable under subclause (C) of this clause "third", pro rata (without duplication) with any amount distributable pursuant to such subclause
(C), on the basis of the amount of unreimbursed Interest Drawings and the amount of such unreimbursed Policy Provider Obligations payable to the Policy Provider under this clause "third";

     fourth, if, with respect to any particular Primary Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances under such Primary Liquidity Facility (whether or not then due, and after giving effect to any payments to be made under Sections 3.06(f)(iv) and 3.06(f)(vi), as applicable), over (y) the Required Amount for the relevant Class, pro rata on the basis of such amounts in respect of each Primary Liquidity Provider;

     fifth, if the Above-Cap Reserve Account has been previously funded as provided in Section 3.06(f), such amount as shall be required to fund the Above-Cap Reserve Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) less any amount then on deposit in the Above-Cap Account shall be deposited in the Above-Cap Reserve Account;

     sixth, if any Class G Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class G Certificates on such Special Distribution Date shall be distributed to the Class G Trustee;

     seventh, such amount as shall be required to pay all Policy Provider Obligations then due (other than amounts payable pursuant to the preceding clauses of this Section 2.04(b)(i) and other than any Excess Reimbursement Obligations) and any amounts due under the Policy Fee Letter shall be distributed to the Policy Provider;

     eighth, if any Class C Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class C Certificates on such Special Distribution Date shall be distributed to the Class C Trustee;

     ninth, such amount as shall be required to pay in full Excess Reimbursement Obligations shall be distributed to the Policy Provider;

     tenth, if any Class D Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of Class D Certificates on such Special Distribution Date shall be distributed to the Class D Trustee, provided, however, that if all of the Class D Certificates are owned by one or more Persons that are not Affiliates of American and the sale or sales of such Class D Certificates to such Person or Persons occurred prior to the occurrence of an Indenture Event of Default under any Indenture, the Expected Distributions on the Class D Certificates shall be distributed immediately prior to the payment in clause "ninth" above;

     eleventh, if the Class E Certificates have been issued and any Class E Certificates are Outstanding on such Special Distribution Date, such amount as shall be required to pay in full Expected Distributions to holders of Class E Certificates on such Special Distribution Date shall be distributed to the Class E Trustee;

     twelfth, if the Above-Cap Reserve Account has been previously funded as provided in Section 3.06(f), to fund such Above-Cap Reserve Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) shall be deposited in the Above-Cap Reserve Account; and

     thirteenth, the balance, if any, of such Special Payment shall be deposited in the Collection Account for distribution in accordance with Section 3.02 hereof.

     For the purposes of this Section 2.04(b)(i), clause (x) of the definition of "Expected Distributions" shall be deemed to read as follows: "(x) accrued, due and unpaid interest in respect of such Certificates, together with (without duplication) accrued and unpaid interest in respect of a portion of such Certificates equal to the outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)".

     (ii) Upon the occurrence of a Triggering Event (whether or not continuing), the Subordination Agent shall make distributions pursuant to this Section 2.04(b) of amounts on deposit in the Special Payments Account on account of the redemption, purchase or prepayment of the Equipment Notes issued pursuant to an Indenture on the Special Distribution Date for such Special Payment in accordance with Section 3.03.

     (c) Other Special Payments. Any amounts on deposit in the Special Payments Account other than in respect of amounts to be distributed pursuant to Section 2.04(b) shall be distributed on the Special Distribution Date therefor in accordance with Article III.

     (d) Investment of Amounts in Special Payments Account. Any amounts on deposit in the Special Payments Account prior to the distribution thereof pursuant to Section 2.04(b) or 2.04(c) shall be invested in accordance with
Section 2.02(b). Investment Earnings on such investments shall be distributed in accordance with Section 2.04(b) or 2.04(c), as the case may be.

     Section 2.05 Designated Representatives. (a) With the delivery of this Agreement, the Subordination Agent shall furnish to each Liquidity Provider, the Policy Provider and each Trustee, and from time to time thereafter may furnish to each Liquidity Provider, the Policy Provider and each Trustee, at the Subordination Agent's discretion, or upon any Liquidity Provider's, the Policy Provider's or any Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Subordination Agent Incumbency Certificate") of a Responsible Officer of the Subordination Agent certifying as to the incumbency and specimen signatures of the officers of the Subordination Agent and the attorney-in-fact and agents of the Subordination Agent (the "Subordination Agent Representatives") authorized to give Written Notices on behalf of the Subordination Agent hereunder. Until each Liquidity Provider, the Policy Provider and each Trustee receives a subsequent Subordination Agent Incumbency Certificate, it shall be entitled to rely on the last Subordination Agent Incumbency Certificate delivered to it hereunder.

     (b) With the delivery of this Agreement, each Trustee shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Trustee's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (with respect to each such Trustee, a "Trustee Incumbency Certificate") of a Responsible Officer of such Trustee certifying as to the incumbency and specimen signatures of the officers of such Trustee and the attorney-in-fact and agents of such Trustee (with respect to each such Trustee, the "Trustee Representatives") authorized to give Written Notices on behalf of such Trustee hereunder. Until the Subordination Agent receives a subsequent Trustee Incumbency Certificate from a Trustee, it shall be entitled to rely on the last Trustee Incumbency Certificate with respect to such Trustee delivered to it hereunder.

     (c) With the delivery of this Agreement, each Liquidity Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at such Liquidity Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (with respect to each such Liquidity Provider, an "LP Incumbency Certificate") of a Responsible Officer of such Liquidity Provider certifying as to the incumbency and specimen signatures of the officers of such Liquidity Provider and the attorney-in-fact and agents of such Liquidity Provider (with respect to each such Liquidity Provider, the "LP Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Subordination Agent receives a subsequent LP Incumbency Certificate from a Liquidity Provider, it shall be entitled to rely on the last LP Incumbency Certificate with respect to such Liquidity Provider delivered to it hereunder.

     (d) With the delivery of this Agreement, the Policy Provider shall furnish to the Subordination Agent, and from time to time thereafter may furnish to the Subordination Agent, at the Policy Provider's discretion, or upon the Subordination Agent's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Policy Provider Incumbency Certificate") of any authorized signatory of the Policy Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of the Policy Provider (in each case, the "Policy Provider Representatives" and, together with, the Subordination Agent Representatives, the Trustee Representatives and the LP Representatives, the "Designated

Representatives") authorized to give Written Notices on behalf of the Policy Provider hereunder. Until the Subordination Agent receives a subsequent Policy Provider Incumbency Certificate, it shall be entitled to rely on the last Policy Provider Incumbency Certificate delivered to it hereunder.

     Section 2.06 Controlling Party. (a) The Trustees, the Liquidity Providers and the Policy Provider hereby agree that, with respect to any Indenture at any given time, the Loan Trustee thereunder will be directed (i) in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued thereunder, so long as no Indenture Event of Default has occurred and is continuing thereunder, by a Majority in Interest of Noteholders of such Equipment Notes (provided that, for so long as the Subordination Agent is the registered holder of such Equipment Notes, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Trustees of Trusts for which the related Trust Properties include, in the aggregate, an outstanding principal amount of such Equipment Notes that, if held by such Trustees directly, would make such Trustees a Majority in Interest of Noteholders, except that so long as the Final Distributions on the Class G Certificates have not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Policy Provider rather than the Class G Trustee with respect to the Series G Equipment Notes), and (ii) after the occurrence and during the continuance of an Indenture Event of Default thereunder, in taking, or refraining from taking, any action under such Indenture or with respect to such Equipment Notes, including exercising remedies thereunder (including Accelerating the Equipment Notes issued thereunder or foreclosing the Lien created thereunder on the Aircraft securing such Equipment Notes), by the Subordination Agent as directed by the Controlling Party.

     (b) Subject to paragraph (c) below, at any time prior to the time that Final Distributions have been fully paid to the holders of the Class G Certificates and/or at any time when any obligations payable to the Policy Provider hereunder remain outstanding, so long as no Policy Provider Default has occurred and is continuing, the Policy Provider shall be the Controlling Party; at any other time the Controlling Party shall be: (i) if Final Distributions have not been fully paid to the holders of the Class G Certificates, the Class G Trustee; (ii) if Final Distributions have been fully paid to the holders of Class G Certificates, but not to the holders of the Class C Certificates, the Class C Trustee; and (iii) if Final Distributions have been fully paid to the holders of the Class G Certificates and the Class C Certificates, the Class D Trustee. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) that the Subordination

Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party and any vote so exercised shall be binding upon the Trustees and all Certificateholders.

     The Subordination Agent shall give written notice to all of the other parties to this Agreement promptly upon a change in the identity of the Controlling Party. Each of the parties hereto agrees that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Agreements.

     (c) Notwithstanding the foregoing, at any time after 18 months from the earliest to occur of (i) the date on which the entire Available Amount under any Primary Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing under any Primary Liquidity Facility shall have become and remain "Applied Downgrade Advances" or "Applied Non-Extension Advances" or has been converted into a Final Drawing, as the case may be, under and as defined in such Primary Liquidity Facility and (iii) the date on which all Equipment Notes shall have been Accelerated, the Primary Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations (but not including a Primary Liquidity Provider that has defaulted in its obligation to make any advance under its Primary Liquidity Facility) (the "Eligible Provider") shall have the right to elect, by Written Notice to the Subordination Agent, the Policy Provider and each of the Trustees given at any time on or after the fifteenth Business Day prior to the end of such 18-month period, to become the Controlling Party hereunder with respect to any Indenture at any time from and including the later of (x) the last day of such 18-month period and (y) the 15th Business Day after the date of receipt by the Policy Provider of such Written Notice, provided, however, that if, within 15 Business Days after its receipt of any such Written Notice from such Primary Liquidity Provider, the Policy Provider pays to each Primary Liquidity Provider an amount equal to all outstanding Drawings owing to each Primary Liquidity Provider in respect of its Primary Liquidity Facility, and interest accrued thereon to such date, the Policy Provider shall remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing and the Policy Provider thereafter pays to the Primary Liquidity Providers with respect to the Class G Certificates an amount equal to all subsequent Drawings, together with accrued interest thereon, under the related Primary Liquidity Facility as and when such Drawings and such interest would otherwise be required to be paid under the relevant Primary Liquidity Facility (which payments shall be applied by the Primary Liquidity Provider as repayments of such Drawings and accrued interest thereon), provided, further, however, that upon any Policy

Provider Default the Eligible Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding, shall become the Controlling Party.

     (d) The exercise of remedies by the Controlling Party under this Agreement shall be expressly limited by Section 4.01(a)(ii).

     (e) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

     (f) Notwithstanding anything contained herein, neither the Controlling Party nor the Subordination Agent shall be authorized or empowered to do anything that would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

                                   ARTICLE III

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                                AMOUNTS RECEIVED

     Section 3.01 Written Notice of Distribution. (a) No later than 3:00 P.M. (New York City time) on the Business Day immediately preceding each Regular Distribution Date (or Special Distribution Date for purposes of Section 2.04(b), as the case may be), each of the following Persons shall deliver to the Subordination Agent a Written Notice setting forth the following information as at the close of business on such Business Day:

     (i) With respect to the Class G Certificates, if any are then Outstanding, the Class G Trustee shall separately set forth the amounts to be paid in accordance with clause "sixth" of Section 3.02 or 2.04(b), as the case may be;

     (ii) With respect to the Class C Certificates, if any are then Outstanding, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clause "eighth" of Section 3.02 or 2.04(b), as the case may be;

     (iii) With respect to the Class D Certificates, if any are then Outstanding, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clause "tenth" of Section 3.02 or 2.04(b), as the case may be;

     (iv) With respect to each Primary Liquidity Facility, the Primary Liquidity Provider thereunder shall separately set forth the amounts to be paid in accordance with clauses "first", "second", "third" and "fourth" of Section 3.02 or 2.04(b), as the case may be;

     (v) The Policy Provider shall set forth the amounts to be paid to it in accordance with clauses "first", "second", "third" and "ninth" of Section 2.04(b) or Section 3.02, as the case may be;

     (vi) Each Trustee shall set forth the amounts to be paid in accordance with clause "twelfth" of Section 3.02.

The notices required under this Section 3.01(a) may be in the form of a schedule or similar document provided to the Subordination Agent by the parties referenced therein or by any one of them, which schedule or similar document may state that, unless there has been a redemption, purchase or prepayment of the Equipment Notes, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Subordination Agent by the party providing such notice.

     (b) Following the occurrence of a Triggering Event, the Subordination Agent shall request the following information from the following Persons, and may from time to time thereafter again request such information from such Persons, and each of the following Persons shall, within five Business Days of such request of the Subordination Agent, deliver a Written Notice to the Subordination Agent setting forth for such Person the following information:

     (i) With respect to the Class G Certificates, if any are then Outstanding, the Class G Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class G Certificateholders pursuant to subclause (iv) of clause "first" of Section 3.03), "seventh" (to reimburse payments made by the Class G Certificateholders pursuant to subclause (iii) of clause "seventh" of Section 3.03) and "eighth" of
Section 3.03;

     (ii) With respect to the Class C Certificates, if any are then Outstanding, the Class C Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class C Certificateholders pursuant to subclause (iv) of clause "first" of Section 3.03), "seventh" (to reimburse payments made by the Class C Certificateholders pursuant to subclause (iii) of clause "seventh" of Section 3.03) and "tenth" of
Section 3.03;

     (iii) With respect to the Class D Certificates, if any are then Outstanding, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clauses "first" (to reimburse payments made by the Class D Certificateholders pursuant to subclause (iv) of clause "first" of Section 3.03), "seventh" (to reimburse payments made by the Class D Certificateholders pursuant to subclause (iii) of clause "seventh" of Section 3.03) and "twelfth" of Section 3.03;

                                                                 Exhibit 4(b)(1)

   (iv) With respect to each Primary Liquidity Facility, the Primary Liquidity Provider thereunder shall separately set forth the amounts to be paid to it in accordance with subclause (iv) of clause "first" of Section 3.03 and clauses "second", "third", "fourth" and "fifth" of Section 3.03; and

   (v) Each Trustee shall set forth the amounts to be paid in accordance with subclause (ii) of clause "first" of Section 3.03 and subclause (ii) of clause "seventh" of Section 3.03.

   (vi) The Policy Provider shall separately set forth amounts to be paid to it in accordance with clauses "first", "second", "third", "fourth", "ninth" and "eleventh" of Section 3.03.

   (c) At such time as a Trustee, a Primary Liquidity Provider or the Policy Provider shall have received all amounts owing to it (and, in the case of a Trustee, the Certificateholders for which it is acting) pursuant to Section 2.04, 3.02 or 3.03, as applicable, and, in the case of a Primary Liquidity Provider or the Policy Provider, its commitment under the related Primary Liquidity Facility or the Policy shall have terminated or expired, such Person shall, by a Written Notice, so inform the Subordination Agent and each other party to this Agreement.

   (d) As provided in Section 6.05, the Subordination Agent shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Trustee, any Primary Liquidity Provider or the Policy Provider pursuant to Sections 3.01(a), 3.01(b) and 3.01(c) above and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

   (e) Any Written Notice delivered by a Trustee, a Primary Liquidity Provider or the Policy Provider, as applicable, pursuant to Section 3.01(a), 3.01(b) or 3.01(c), if made prior to 10:00 A.M. (New York City time) on a given date that is a Business Day shall be effective on the date delivered (or if delivered later on such date or on a day that is not a Business Day shall be effective as of the next Business Day). Subject to the terms of this Agreement, the Subordination Agent shall as promptly as practicable comply with any such instructions; provided, however, that, except as set forth in the Policy, any transfer of funds pursuant to any instruction received after 10:00 A.M. (New York City time) on any Business Day may be made on the next succeeding Business Day.

   (f) In the event the Subordination Agent shall not receive from any Person any information set forth in Section 3.01(a) or 3.01(b) that is required to enable the Subordination Agent to make a distribution to such Person pursuant to
Section 2.04(b), 3.02 or 3.03, the Subordination Agent shall not make such distribution(s) to such Person.

In such event, the Subordination Agent shall make distributions pursuant to clauses "first" through "thirteenth" of Section 2.04(b), clauses "first" through "fourteenth" of Section 3.02 and clauses "first" through "fifteenth" of Section
3.03 to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, on the terms hereof (including Section 2.02(b)) until the Subordination Agent shall receive all necessary information to enable it to distribute any funds so withheld, and upon receipt of the information necessary to distribute any funds so withheld, the Subordination Agent shall distribute such funds.

   (g) On such dates (but not more frequently than monthly) as any Liquidity Provider or any Trustee shall request, but in any event automatically at the end of each calendar quarter, the Subordination Agent shall send to such party a written statement (x) setting forth the Pool Balance of the Class G Certificates and Class C Certificates and (y) reflecting all amounts on deposit with the Subordination Agent pursuant to Section 3.01(f).

   Section 3.02 Distribution of Amounts on Deposit in the Collection Account. Except as otherwise provided in Sections 2.04, 3.01(f), 3.03, 3.04, 3.06(b) and 3.07, amounts on deposit in the Collection Account (or, in the case of any amount described in Section 2.04(c), on deposit in the Special Payments Account) shall be promptly distributed on each Regular Distribution Date (or, in the case of any amount described in Section 2.04(c), on the Special Distribution Date thereof) in the following order of priority and in accordance with the information provided to the Subordination Agent pursuant to Section 3.01(a):

   first, such amount as shall be required to pay in full (i) all accrued and unpaid Liquidity Expenses owed to each Primary Liquidity Provider and (ii) all accrued and unpaid Policy Expenses owed to the Policy Provider shall be distributed to the Primary Liquidity Providers and the Policy Provider pro rata on the basis of the amount of Liquidity Expenses owed to each Primary Liquidity Provider and Policy Expenses owed to the Policy Provider;

   second, such amount as shall be required to pay in full (i) accrued and unpaid interest on the Liquidity Obligations (at the rate provided in the applicable Primary Liquidity Facility determined after giving effect to payments made by the Policy Provider to each Primary Liquidity Provider, if any, in respect of interest on Drawings under the Primary Liquidity Facilities), (ii) if the Class G Primary Liquidity Provider has defaulted in its obligation to make a payment on any Interest Drawing in respect of the Class G Certificates, the aggregate amount of interest accrued on the portion of any Policy Drawing made to cover the shortfall attributable to such default by such Primary

Liquidity Provider at the rate provided in the "except" clause of clause (ii) of the definition of the "Policy Provider Obligations" and (iii) if the Policy Provider has elected to pay to each Primary Liquidity Provider all outstanding Drawings and interest owing to such Primary Liquidity Provider under its Primary Liquidity Facility pursuant to Section 2.06(c), the amount of such payment made to the Primary Liquidity Providers attributable to such interest accrued on such Drawings, shall be distributed, in the case of clause (i) above to the Primary Liquidity Providers and in the case of clauses (ii) and (iii) above to the Policy Provider pro rata (without duplication) on the basis of the amounts owing to each under this clause "second";

   third, such amount as shall be required (A) if any Primary Cash Collateral Account has been previously funded as provided in Section 3.06(f), to fund such Primary Cash Collateral Account up to its Required Amount shall be deposited in such Primary Cash Collateral Account, (B) if any Primary Liquidity Facility shall have become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Available Amount thereunder to zero, to deposit into the related Primary Cash Collateral Account an amount equal to such Primary Cash Collateral Account's Required Amount shall be deposited in such Primary Cash Collateral Account, (C) if, with respect to any particular Primary Liquidity Facility, neither subclause (A) nor subclause (B) of this clause "third" is applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Primary Liquidity Facility, shall be distributed to such Primary Liquidity Provider (other than amounts payable pursuant to clause "first" or "second" of this Section 3.02 and as determined after giving effect to payments made by the Policy Provider to such Primary Liquidity Provider in respect of principal of Drawings under its Primary Liquidity Facility), in each case, pro rata with any amount distributable pursuant to subclause (D) of this clause "third" on the basis of the amount of unreimbursed Interest Drawings and the amount of the unreimbursed Policy Provider Obligations payable to the Policy Provider under subclause (D) of this clause "third" and (D) if the Policy Provider has elected to pay to each Primary Liquidity Provider all outstanding Drawings and interest owing to such Primary Liquidity Provider under its Primary Liquidity Facility pursuant to Section 2.06(c), to reimburse the Policy Provider for the principal amount of such payment made to the Primary Liquidity Provider, but only after giving effect to the application of amounts, if any, under subclause (A) or (B) of this clause "third" and if any amount shall be distributable under subclause (C) of this clause "third" pro rata (without duplication) with any amount distributable pursuant to such subclause (C), on the basis of the amount of unreimbursed Interest Drawings and the amount of such unreimbursed Policy Provider Obligations payable to the Policy Provider under this clause "third";

   fourth, if, with respect to any particular Primary Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "third" above, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances under such Primary Liquidity Facility (whether or not then due, and after giving effect to any payments to be made under Sections 3.06(f)(iv) and 3.06(f)(iv), as applicable), over (y) the Required Amount for the relevant Class, pro rata on the basis of such amounts in respect of each Primary Liquidity Provider;

   fifth, if the Above-Cap Reserve Account had been previously funded as provided in Section 3.06(f), such amount as shall be required to fund the Above-Cap Reserve Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) less any amount then on deposit in the Above-Cap Account shall be deposited in the Above-Cap Reserve Account;

   sixth, if any Class G Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class G Certificates on such Distribution Date shall be distributed to the Class G Trustee;

   seventh, such amount as shall be required to pay the Policy Provider all Policy Provider Obligations then due (other than amounts payable pursuant to the preceding clauses of this Section 3.02 and other than Excess Reimbursement Obligations) and any amounts due under the Policy Fee Letter;

   eighth, if any Class C Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class C Certificates on such Distribution Date shall be distributed to the Class C Trustee;

   ninth, such amount as shall be required to pay in full all Excess Reimbursement Obligations shall be distributed to the Policy Provider;

   tenth, if any Class D Certificates are Outstanding on such Distribution Date, such amount as shall be required to pay in full Expected Distributions to the holders of the Class D Certificates on such Distribution Date shall be distributed to the Class D Trustee, provided, however, that if all of the Class D Certificates are owned by one or more Persons that are not Affiliates of American and the sale or sales of such Class D Certificates to such Person or Persons occurred prior to the occurrence of an Indenture Event of Default under any Indenture, the Expected Distributions on the Class D Certificates shall be distributed immediately prior to the payment in clause "ninth" above;

   eleventh, if the Class E Certificates have been issued and any Class E Certificates are outstanding on such Distribution Date, such amount as shall be required to pay in full

Expected Distributions to holders of Class E Certificates on such Distribution Date shall be distributed to the Class E Trustee;

   twelfth, such amount as shall be required to pay in full (without duplication of any amounts otherwise payable hereunder or under any Operative Agreement) the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Subordination Agent and each Trustee pursuant to the terms of this Agreement and the Trust Agreements, as the case may be, shall be distributed to the Subordination Agent and such Trustee;

   thirteenth, if the Above-Cap Reserve Account had been previously funded as provided in Section 3.06(f) such amount as shall be required to fund the Above-Cap Reserve Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) shall be deposited in the Above-Cap Reserve Account; and

   fourteenth, the balance, if any, of any such amount remaining thereafter shall be held in the Collection Account for later distribution in accordance with this Article III.

   Section 3.03 Distribution of Amounts on Deposit Following a Triggering Event. Except as otherwise provided in Sections 3.01(f), 3.06(b) and 3.07, upon the occurrence of a Triggering Event and at all times thereafter, all funds in the Collection Account or the Special Payments Account shall be promptly distributed by the Subordination Agent in the following order of priority:

   first, such amount as shall be required to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Equipment Notes or any Collateral, shall be applied by the Subordination Agent in reimbursement of such costs and expenses, (ii) each Trustee for any amounts of the nature described in clause (i) above actually incurred by it under the applicable Trust Agreement (to the extent not previously reimbursed), shall be distributed to such Trustee, (iii) the Policy Provider for any amounts of the nature described in clause (i) above actually incurred by it (to the extent not previously reimbursed), shall be distributed to the Policy Provider, and (iv) any Primary Liquidity Provider, Policy Provider or Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of amounts described in clause (i) above, shall be distributed to such Primary Liquidity Provider, Policy Provider or to the applicable Trustee for the account of such Certificateholder, in each such case, pro rata on the basis of all amounts described in clauses (i) through (iv) above;

   second, such amount as shall be required to pay (i) all accrued and unpaid Liquidity Expenses and (ii) all accrued and unpaid Policy Expenses shall be distributed to each

Primary Liquidity Provider and the Policy Provider pro rata on the basis of the amount of Liquidity Expenses owed to each Primary Liquidity Provider and Policy Expenses owed to the Policy Provider;

   third, such amount as shall be required to pay in full (i) accrued and unpaid interest on the Liquidity Obligations (at the rate provided in the applicable Primary Liquidity Facility determined after giving effect to payments made by the Policy Provider to each Primary Liquidity Provider, if any, in respect of interest on Drawings under the Primary Liquidity Facilities), (ii) if the Class G Primary Liquidity Provider has defaulted in its obligation to make a payment on any Interest Drawing in respect of the Class G Certificates, the aggregate amount of interest accrued on the portion of any Policy Drawing made to cover the shortfall attributable to such default by such Primary Liquidity Provider at the rate provided in the "except" clause of clause (ii) of the definition of "Policy Provider Obligations" and (iii) if the Policy Provider has elected to pay to each Primary Liquidity Provider all outstanding Drawings and interest owing to such Primary Liquidity Provider under its Primary Liquidity Facility pursuant to Section 2.06.(c), the amount of such payment made to the Primary Liquidity Providers attributable to such interest accrued on such Drawings, shall be distributed, in the case of (i) above, to the Primary Liquidity Providers and, in the case of (ii) and (iii) above, to the Policy Provider pro rata (without duplication) on the basis of the amounts owing to each;

   fourth, such amount as shall be required (A) if any Primary Cash Collateral Account has been previously funded as provided in Section 3.06(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to fund such Primary Cash Collateral Account up to its Required Amount shall be deposited in such Primary Cash Collateral Account,
(B) if any Primary Liquidity Facility shall have become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Available Amount thereunder to zero, unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, to deposit into the related Primary Cash Collateral Account an amount equal to such Primary Cash Collateral Account's Required Amount shall be deposited in such Primary Cash Collateral Account, (C) if, with respect to any particular Primary Liquidity Facility, neither subclause
(A) nor subclause (B) of this clause "fourth" is applicable, to pay or reimburse the Primary Liquidity Provider in respect of such Primary Liquidity Facility in an amount equal to the amount of all Liquidity Obligations then due under such Primary Liquidity Facility shall be distributed to such Primary Liquidity Provider (other than amounts payable pursuant to clause "second" or "third" of this

Section 3.03 and as determined after giving effect to payments made by the Policy Provider to such Primary Liquidity Provider in respect of principal of Drawings under its Primary Liquidity Facility), in each case pro rata with any amount distributable pursuant to subclause (D) of this clause "fourth" on the basis of the amount of unreimbursed Interests Drawings and unreimbursed Policy Provider Obligations payable to the Policy Provider under subclause (D) of this clause "fourth" and (D) if the Policy Provider has elected to pay to each Primary Liquidity Provider all outstanding Drawings and interest owing to such Primary Liquidity Provider under its Primary Liquidity Facility pursuant to
Section 2.06(c), to reimburse the Policy Provider for the principal amount of such payment made to the Primary Liquidity Providers, but only after giving effect to the application of amounts, if any, under subclause (A) or (B) of this clause "fourth" and if any amount shall be distributable under subclause (C) of this clause "fourth", pro rata (without duplication) with any amount distributable pursuant to such subclause (C), on the basis of the amount of unreimbursed Interest Drawings and the amount of such unreimbursed Policy Provider Obligations payable to the Policy Provider under this clause "fourth";

   fifth, if, with respect to any particular Primary Liquidity Facility, any amounts are to be distributed pursuant to either subclause (A) or (B) of clause "fourth" above, then the Primary Liquidity Provider with respect to such Primary Liquidity Facility shall be paid the excess of (x) the aggregate outstanding amount of unreimbursed Advances under such Primary Liquidity Facility (whether or not then due, and after giving effect to any payments to be made under Sections 3.06(f)(iv) and 3.06(f)(vi), as applicable), over (y) the Required Amount for the relevant Class (less the amount of any repayments of Interest Drawings under such Primary Liquidity Facility while subclause (A)(i) or (B)(i), as the case may be, of clause "fourth" above is applicable), pro rata on the basis of such amounts in respect of each Primary Liquidity Provider;

   sixth, if the Above-Cap Reserve Account had been previously funded as provided in Section 3.06(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, such amount as shall be required to fund the Above-Cap Reserve Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) less any amount then on deposit in the Above-Cap Account shall be deposited in the Above-Cap Reserve Account;

   seventh, such amount as shall be required to reimburse or pay (i) the Subordination Agent for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by, or any other amount payable to, the Subordination Agent in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Subordination Agent in reimbursement of such amount, (ii) each Trustee for any Tax (other than Taxes imposed on compensation paid under the applicable Trust Agreement), expense, fee, charge or other loss incurred by, or any other amount payable to, such Trustee under the applicable Trust Agreements (to the extent not previously reimbursed), shall be distributed to such Trustee, and (iii) each Certificateholder for payments, if any, made by it pursuant to Section 5.02 in respect of amounts described in clause (i) above (without duplication of any amounts distributed pursuant to subclause (iv) of clause "first" of this Section 3.03), shall be distributed to the applicable Trustee for the account of such Certificateholder, in each such case pro rata on the basis of all amounts described in clauses (i), (ii) and (iii) above;

   eighth, if any Class G Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class G Certificates shall be distributed to the Class G Trustee;

   ninth, such amount as shall be required to pay all Policy Provider Obligations then due (other than amounts payable pursuant to the preceding clauses of this Section 3.03 and other than any Excess Reimbursement Obligations) and any amounts due under the Policy Fee Letter shall be distributed to the Policy Provider;

   tenth, if any Class C Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class C Certificates shall be distributed to the Class C Trustee;

   eleventh, such amount as shall be required to pay in full all Excess Reimbursement Obligations shall be distributed to the Policy Provider;

   twelfth, if any Class D Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class D Certificates shall be distributed to the Class D Trustee, provided, however, that if all of the Class D Certificates are owned by one or more Persons that are not Affiliates of American and the sale or sales of such Class D Certificates to such Person or Persons occurred prior to the occurrence of an Indenture Event of Default under any Indenture, the Adjusted Expected Distributions on the Class D Certificates shall be distributed immediately prior to the payment in clause "eleventh" above;

   thirteenth, if the Above-Cap Reserve Account had been previously funded as provided in Section 3.06(f), unless (i) a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (ii) a Final Drawing shall have occurred with respect to such Primary Liquidity, such amount necessary to fund the Above-Cap Reserve

Account up to an amount equal to the applicable Termination Amount (as recalculated on such Distribution Date) shall be deposited in such Above-Cap Reserve Account; and

   fourteenth, if the Class E Certificates have been issued and any Class E Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class E Certificates shall be distributed to the Class E Trustee;

   fifteenth, (i) if any Class G Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay Final Distributions on the Class G Certificates shall be distributed to the Class G Trustee; (ii) after giving effect to clause (i), if any Class C Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay Final Distributions on the Class C Certificates shall be distributed to the Class C Trustee; (iii) after giving effect to clauses (i) and
(ii), if any Class D Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay Final Distributions on the Class D Certificates shall be distributed to the Class D Trustee; (iv) after giving effect to clauses (i), (ii) and (iii), if the Class E Certificates have been issued and any Class E Certificates are Outstanding on such Distribution Date, such amount remaining as shall be required to pay Final Distributions on the Class E Certificates shall be distributed to the Class E Trustee.

   sixteenth, any amount remaining shall be distributed to the Class G, Class C, Class D and Class E Trustees (for distribution to the Certificateholders of the applicable Trusts) pro rata based upon the original aggregate principal amounts of the Equipment Notes held by the respective Trusts.

   Section 3.04 Other Payments. (a) Any payments received by the Subordination Agent for which no provision as to the application thereof is made in this Agreement or any payments received or realized at any time after the Final Distributions for all Classes of Certificates have been made shall, in either case, be distributed by the Subordination Agent in the order of priority specified in Section 3.03.

   (b) On any Interest Payment Date under each Primary Liquidity Facility which is not a Distribution Date, the Subordination Agent shall pay to the Primary Liquidity Provider under such Primary Liquidity Facility from, and to the extent of, amounts on deposit in the Collection Account, an amount equal to the amount of interest then due and payable to such Primary Liquidity Provider under such Primary Liquidity Facility.

   (c) Except as otherwise provided in Section 3.03 or Sections 3.06(a) and 3.06(b), if the Subordination Agent receives any Scheduled Payment after the Scheduled Payment Date relating thereto, but prior to such payment becoming an Overdue Scheduled Payment, then the Subordination Agent shall deposit such Scheduled Payment in the

Collection Account and promptly distribute such Scheduled Payment in accordance with the priority of distributions set forth in Section 3.02; provided that, for the purposes of this Section 3.04(c) only, each reference in clause "twelfth" of
Section 3.02 to "Distribution Date" shall be deemed to mean the actual date of payment of such Scheduled Payment and each reference in clause "sixth", "eighth", "ninth" or "eleventh" of Section 3.02 to "Distribution Date" shall be deemed to refer to such Scheduled Payment Date.

     Section 3.05 Payments to the Trustees, the Primary Liquidity Providers and the Policy Provider. Any amounts distributed hereunder to any Primary Liquidity Provider or the Policy Provider shall be paid to such Primary Liquidity Provider or the Policy Provider, as applicable, by wire transfer of funds to the address such Primary Liquidity Provider or the Policy Provider shall provide to the Subordination Agent. The Subordination Agent shall provide a Written Notice of any such transfer to the applicable Primary Liquidity Provider or the Policy Provider, as the case may be, at the time of such transfer. Any amounts distributed hereunder by the Subordination Agent to any Trustee that is not the same institution as the Subordination Agent shall be paid to such Trustee by wire transfer of funds at the address such Trustee shall provide to the Subordination Agent.

     Section 3.06 Liquidity Facilities. (a) Interest Drawings and Above-Cap Payments. If on any Distribution Date, after giving effect to the provisions of this Agreement (including the subordination provisions hereof) and any Election Interest Payment made by the Policy Provider pursuant to subclause (ii) of
Section 3.07(c), the Subordination Agent shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on the Class G Certificates or the Class C Certificates (at the Stated Interest Rate for such Class of Certificates for the applicable Interest Period) then, prior to 1:00 p.m. (New York City time) on such Distribution Date, (i) the Subordination Agent shall request a drawing (each such drawing, an "Interest Drawing") under the Primary Liquidity Facility with respect to such Class of Certificates (and concurrently with the making of such request, the Subordination Agent shall give notice to the Policy Provider of such insufficiency of funds) in an amount equal to the lesser of (x) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for each such Class of Certificates for the applicable Interest Period) and (y) the Available Amount under such Primary Liquidity Facility, and shall upon receipt of such amount pay such amount to the Trustee with respect to each such Class of Certificates in payment of such accrued interest as provided in Section 3.06(b) and (ii) in the case of the Class G Certificates only, if LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, LIBOR for the Interest Period including such Distribution Date) exceeds Capped LIBOR, the Subordination Agent shall (if it can make the certification described in the last sentence of this Section

3.06(a)) request an interest rate cap payment (each such payment, an "Above-Cap Payment") under the Above-Cap Liquidity Facility, for credit to the Above-Cap Account in an amount equal to the product of (x) the difference between LIBOR for the Interest Period ending on such Distribution Date (or, if such Distribution Date is not the last day of an Interest Period, LIBOR for the Interest Period including such Distribution Date) and Capped LIBOR, multiplied by (y) the Pool Balance of such Class of Certificates as of such Distribution Date (and before giving effect to any distribution on such date), multiplied by
(z) the actual number of days elapsed in the Interest Period ending on such Distribution Date divided by 360, and upon the receipt thereof the Subordination Agent shall immediately deposit such Above-Cap Payment into the Above-Cap Account. If an Interest Drawing with respect to the Class G Certificates on such Distribution Date pursuant to clause (i) above, together with all other amounts available to the Subordination Agent on such Distribution Date (after giving effect to the subordination provisions of this Agreement and any withdrawals from the Class G Primary Cash Collateral Account (if any)), is insufficient to pay accrued interest (at the Stated Interest Rate for the Class G Certificates for the applicable Interest Period) payable on the Class G Certificates on such Distribution Date (such deficiency, the "Deficiency Amount"), the Subordination Agent shall, prior to 4:00 p.m. (New York City time) on such Distribution Date, withdraw (each, an "Above-Cap Withdrawal") from the Above-Cap Account an amount equal to the lesser of (x) such Deficiency Amount and (y) the amount on deposit in the Above-Cap Account (including any amounts deposited, or to be deposited, on such Distribution Date pursuant to clause (ii) above), and shall upon receipt of such amount pay such amount to the Trustee with respect to the Class G Certificates in payment of such accrued interest as provided in Section 3.06(b). In connection with a request for an Above-Cap Payment under the Above-Cap Liquidity Facility pursuant to clause (ii) above, the Subordination Agent shall certify to the Above-Cap Liquidity Provider that at least one of the following statements is true as of such Distribution Date: (i) the Available Amount under the Class G Primary Liquidity Facility (prior to giving effect to any Interest Drawings to be made on such Distribution Date) is greater than zero; (ii) the amount on deposit in the Class G Primary Cash Collateral Account (prior to giving effect to any withdrawal to be made from such account on such Distribution Date) is greater than zero; or (iii) the amount on deposit in the Above-Cap Account (prior to giving effect to any withdrawal to be made from such account on such Distribution Date) is greater than zero.

   (b) Application of Interest Drawings and Above-Cap Withdrawals. Notwithstanding anything to the contrary contained in this Agreement, (i) all payments received by the Subordination Agent in respect of an Interest Drawing under any Primary Liquidity Facility and all amounts withdrawn by the Subordination Agent from any Primary Cash Collateral Account, and payable in each case to the related Class of Certificateholders, shall be promptly distributed to the Trustee for such Class and, upon receipt thereof by the Trustee, applied to the payment of interest in respect of which it was drawn, except that if (x) the Subordination Agent shall receive any amount in respect of an Interest Drawing under the Class G Primary Liquidity Facility or a withdrawal from the Class G Primary Cash Collateral Account to pay Accrued Class G Interest after such Accrued Class G Interest has been fully paid by a Policy Drawing under the Policy pursuant to Section 3.07(a), or (y) the Subordination Agent shall receive any amount in respect of a Policy Drawing under the Policy pursuant to Section 3.07(a), to pay Accrued Class G Interest after such Accrued Class G Interest has been paid (in full or in part) to the Class G Trustee by an Interest Drawing under the Class G Primary Liquidity Facility or a withdrawal from the Class G Primary Cash Collateral Account, the Subordination Agent, in either case, shall pay an amount equal to the amount of such Interest Drawing or Policy Drawing directly to the Policy Provider as reimbursement of such Policy Drawing rather than to the Class G Certificateholders or the Class G Trustee and (ii) all payments received by the Subordination Agent in respect of an Above-Cap Withdrawal from the Above-Cap Account, and payable to the Class G Certificateholders shall be promptly distributed to the Class G Trustee for the Class G Certificateholders and, upon receipt thereof by the Class G Trustee, applied to the payment of interest in respect of which it was withdrawn, except that if the Subordination Agent shall receive any amount in respect of such Above-Cap Withdrawal to pay Accrued Class G Interest after such Accrued Class G Interest has been fully paid by a Policy Drawing under the Policy pursuant to Section 3.07(a), the Subordination Agent shall pay an amount equal to the amount of such Above-Cap Withdrawal directly to the Policy Provider as reimbursement of such Policy Drawing rather than to the Class G Certificateholders or the Class G Trustee.

   (c) Downgrade Drawings. (i) Each Primary Liquidity Provider shall promptly, but in any event within ten days of its receipt of notice thereof, deliver notice to the Subordination Agent and American of any downgrading below the applicable Threshold Rating of the short-term debt rating or issuer credit rating of such Primary Liquidity Provider or of any Primary Liquidity Guarantor issued by any Rating Agency (or, if such Primary Liquidity Provider or Primary Liquidity Guarantor does not have a short-term debt rating or issuer credit rating from either Rating Agency, the long-term debt rating or issuer credit rating of such Primary Liquidity Provider or Primary Liquidity Guarantor from such Rating Agency). If at any time (i) if there is no Primary Liquidity Guarantor, the short-term issuer credit rating (with respect to S&P) or short-term unsecured debt rating (with respect to Moody's) of any Primary Liquidity Provider (or, if such Primary Liquidity Provider does not have such a rating issued by a given Rating Agency, the long- term issuer credit rating (with respect to S&P) or long-term unsecured debt rating (with respect to Moody's) of such Primary Liquidity Provider issued by such Rating Agency) is lower than the applicable Threshold Rating or (ii) if there is a Primary Liquidity Guarantor, the short-term issuer credit rating (with respect to S&P) or short-term unsecured debt rating (with respect to Moody's) of the Primary Liquidity Guarantor issued by either Rating Agency is lower than the applicable Threshold Rating or a Primary Liquidity Guarantee Event for such Primary Liquidity Facility has occurred and is continuing, within 10 days after the date of such downgrading or Primary Liquidity Guarantee Event (but not later than the expiration date of the Primary Liquidity Facility issued by the downgraded Primary Liquidity Provider (or guaranteed by the downgraded Primary Liquidity Guarantor or affected by a Primary Liquidity Guarantee Event) (the "Downgraded Facility")), such Primary Liquidity Provider or American may arrange for a Replacement Primary Liquidity Provider to issue and deliver a Replacement Primary Liquidity Facility to the Subordination Agent, subject to the Ratings Confirmation. If a Downgraded Facility has not been replaced in accordance with the terms of this paragraph, the Subordination Agent shall, on such 10th day (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, on the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.06(f). Subject to Section 3.06(e)(iii), the applicable Primary Liquidity Provider may also arrange for a Replacement Primary Liquidity Provider to issue and deliver a Replacement Primary Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Primary Liquidity Provider.

   (ii) If an "Illegality", "Credit Event Upon Merger" or "Credit Downgrade" (each as defined in the Class G Above-Cap Liquidity Facility and each such event, a "Mandatory Termination Event") shall occur under the Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility shall provide notice of such Mandatory Termination Event in writing to American, the Subordination Agent and the Class G Trustee, and American or the Above-Cap Liquidity Provider may, in each case at its own expense, arrange for one or more Replacement Above-Cap Liquidity Providers to issue and deliver a Replacement Above-Cap Liquidity Facility for the Above-Cap Liquidity Facility to the Subordination Agent subject to Ratings Confirmation. In addition, if a "Tax Event" or "Tax Event Upon Merger" (as defined in the Above-Cap Liquidity Facility) shall occur under the Above-Cap Liquidity Facility, the Above-Cap Liquidity Provider shall have the right (but not the obligation) to transfer its rights and obligations under the Above-Cap Liquidity Facility to another Office (as defined in the Above-Cap Liquidity Facility), to deliver to the Subordination Agent a Replacement Above-Cap Liquidity Facility or to pay the applicable Termination Amount on an Early Termination Date (as defined in the Above-Cap Liquidity Facility) designated by the Above-Cap Liquidity Provider, all in accordance with the terms of the Above-Cap Liquidity Facility. In the event that the Above-Cap Liquidity Provider or American makes arrangements for a Replacement Above-Cap Liquidity Facility or for the rights and obligations of the Above-Cap Liquidity Provider under the Above-Cap Liquidity Facility to be transferred, in either case, in accordance with the terms of the Above-Cap Liquidity Facility, (y) the Subordination Agent shall, if and to the extent so requested by the Above- Cap Liquidity Provider or American, execute and deliver any certificate or other instrument required to give effect to such replacement or transfer and (z) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to such replacement or transfer. If the Above-Cap Liquidity Facility subject to a Mandatory Termination Event has not been replaced in accordance with its terms and the terms of this paragraph, and as a result an Early Termination Date is deemed to have occurred under the Above-Cap Liquidity Facility or if an Early Termination Date has been designated under the Above-Cap Liquidity Facility after the occurrence of an Event of Default (as defined in the Above-Cap Liquidity Facility) or "Tax Event" or "Tax Event Upon Merger," such Above-Cap Liquidity Provider shall, on such Early Termination Date, pay to the Subordination Agent, for the benefit of the Class G Trustee on behalf of the holders of the Class G Certificates, the applicable Termination Amount for credit to the Above-Cap Reserve Account relating to the Above-Cap Liquidity Facility to be applied as provided in
Section 3.06(f) plus the amount of all other unpaid sums due and payable by the Above-Cap Liquidity Provider thereunder on or prior to such date, and upon such payment, the Above-Cap Liquidity Facility shall be terminated in accordance with its terms. Nothing contained herein shall limit the rights of the Above-Cap Liquidity Provider to transfer its rights and obligations under the Above-Cap Liquidity Facility or otherwise arrange for a Replacement Above-Cap Liquidity Facility, subject to and in accordance with the provisions of the Above-Cap Liquidity Facility.

   (d) Non-Extension Drawings. If any Primary Liquidity Facility with respect to any Class of Certificates is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates, then no earlier than the 60th day and no later than the 40th day prior to the then applicable Stated Expiration Date, the Subordination Agent shall request in writing that the related Primary Liquidity Provider extend the Stated Expiration Date to the earlier of (i) the date that is 15 days after the Final Legal Distribution Date for such Class of Certificates and (ii) the date that is the day immediately preceding the 364th day after the last day of the Consent Period (unless the obligations of such Primary Liquidity Provider thereunder are earlier terminated in accordance with such Primary Liquidity Facility). Whether or not the applicable Primary Liquidity Provider has received such a request from the Subordination Agent, the Primary Liquidity Provider shall by notice (the "Consent Notice") to the Subordination Agent during the period commencing on the date that is 60 days prior to the then effective Stated Expiration Date and ending on the date that is 25 days prior to such Stated Expiration Date (the "Consent Period") advise the Subordination Agent whether, in its sole discretion, it agrees to so extend the Stated Expiration Date; provided, however, that such extension shall not be effective with respect to such Primary Liquidity Provider if, by notice (the "Withdrawal Notice") to the Subordination Agent prior to the end of the Consent Period, the Primary Liquidity Provider revokes its Consent Notice. If the Primary Liquidity Provider advises the Subordination Agent in the Consent Notice that such Stated Expiration Date shall not be so extended or gives a Withdrawal Notice to the Subordination Agent prior to the end of the Consent Period, or fails to irrevocably and unconditionally advise the Subordination Agent on or before the end of the Consent Period that such Stated Expiration Date shall be so extended (and, in each case, if the Primary Liquidity Provider shall not have been replaced in accordance with Section 3.06(e)), the Subordination Agent shall, on the date on which the Consent Period ends (or as soon as possible thereafter but prior to the Stated Expiration Date), in accordance with and to the extent permitted by the terms of the expiring Primary Liquidity Facility (a "Non-Extended Facility"), request a drawing under such expiring Primary Liquidity Facility (such drawing, a "Non-Extension Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.06(f). If any amounts shall be drawn pursuant to a Non-Extension Drawing and, within 30 days thereafter, the Primary Liquidity Provider shall not have been replaced, then at any time following the 30th day after such Non-Extension Drawing, the Primary Liquidity Provider may, by written notice to the Subordination Agent, agree to reinstate the Primary Liquidity Facility on the terms of the existing Primary Liquidity Facility for a period ending on the 364th day after the end of the Consent Period; provided, however, that in such event the Primary Liquidity Provider shall reimburse the Subordination Agent for any costs actually incurred by or on behalf of the Subordination Agent in drawing pursuant to the Non-Extension Drawing and funding the Cash Collateral Account or otherwise in connection with the Non-Extension Drawing.

   (e) Issuance of Replacement Primary Liquidity Facility. (i) Subject to
Section 3.06(e)(iii) and the agreements, if any, in the Fee Letter, at any time, American may, at its option, with cause or without cause, arrange for a Replacement Primary Liquidity Facility to replace any Primary Liquidity Facility for any Class of Certificates (including any Replacement Primary Liquidity Facility provided pursuant to Section 3.06(e)(ii)). If such Replacement Primary Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing has been made, all funds on deposit in the relevant Primary Cash Collateral Account resulting from such Downgrade Drawing or Non-Extension Drawing will be returned to the Primary Liquidity Provider being replaced.

   (ii) If any Primary Liquidity Provider shall determine not to extend its Primary Liquidity Facility in accordance with Section 3.06(d), then such Primary Liquidity Provider may, at its option, arrange for a Replacement Primary Liquidity Facility to replace such Primary Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date of such Primary

Liquidity Facility. Subject to Section 3.06(e)(iii), the Primary Liquidity Provider may also arrange for a Replacement Primary Liquidity Provider to issue and deliver a Replacement Primary Liquidity Facility at any time after a Non-Extension Drawing so long as such Non-Extension Drawing has not been reimbursed in full to the Primary Liquidity Provider.

   (iii) No Replacement Primary Liquidity Facility arranged by American or a Primary Liquidity Provider in accordance with Section 3.06(c) or clause (i) or
(ii) of this Section 3.06(e) shall become effective and no such Replacement Primary Liquidity Facility shall be deemed a "Primary Liquidity Facility" under the Operative Agreements, unless and until (A) each of the conditions referred to in Section 3.06(e)(iv) below shall have been satisfied and (B) in the case of a Replacement Primary Liquidity Facility arranged by a Primary Liquidity Provider under Section 3.06(c) or Section 3.06(e)(ii), such Replacement Primary Liquidity Provider and such Replacement Primary Liquidity Facility (including the fees and compensation and interest payable thereunder to the Replacement Primary Liquidity Provider) are acceptable to American.

   (iv) In connection with the issuance of each Replacement Primary Liquidity Facility, the Subordination Agent shall (x) prior to the issuance of such Replacement Primary Liquidity Facility, obtain written confirmation from each Rating Agency that such Replacement Primary Liquidity Facility will not cause a reduction of any rating then in effect for any Class of Certificates by such Rating Agency (without regard to any downgrading of any rating of any Primary Liquidity Provider being replaced pursuant to Section 3.06(c) and without regard to the Policy) and, in the case of the Class G Primary Liquidity Facility, the written consent of the Policy Provider (which consent shall not be unreasonably withheld or delayed), (y) pay all Liquidity Obligations then owing to the replaced Primary Liquidity Provider (which payment shall be made first from available funds in the applicable Primary Cash Collateral Account as described in Section 3.06(f)(vii), and thereafter from any other available source, including, without limitation, a drawing under the Replacement Primary Liquidity Facility) and (z) cause the issuer of the Replacement Primary Liquidity Facility to deliver the Replacement Primary Liquidity Facility to the Subordination Agent, together with a legal opinion addressed to the Subordination Agent, the Trustees, the Policy Provider and American opining that such Replacement Primary Liquidity Facility is an enforceable obligation of such Replacement Primary Liquidity Provider.

   (v) Upon satisfaction of the conditions set forth in Sections 3.06(e)(iii) and 3.06(e)(iv), (w) the replaced Primary Liquidity Facility shall terminate,
(x) the Subordination Agent shall, if and to the extent so requested by American or the Primary Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Primary Liquidity Facility, shall surrender the replaced Primary Liquidity Facility to the Primary Liquidity Provider being replaced and shall execute and deliver the Replacement Primary Liquidity Facility and any associated Fee Letter, (y) each of the parties hereto shall enter into any amendments to this Agreement necessary to give effect to (1) the replacement of the applicable Primary Liquidity Provider with the applicable Replacement Primary Liquidity Provider and (2) the replacement of the applicable Primary Liquidity Facility with the applicable Replacement Primary Liquidity Facility and (z) the applicable Replacement Primary Liquidity Provider shall be deemed to be a Primary Liquidity Provider with the rights and obligations of a Primary Liquidity Provider hereunder and under the other Operative Agreements and such Replacement Primary Liquidity Facility shall be deemed to be a Primary Liquidity Facility hereunder and under the other Operative Agreements.

   (f) Cash Collateral Accounts; Above-Cap Account; Withdrawals; Investments. If the Subordination Agent shall draw all available amounts under any Primary Liquidity Facility pursuant to Section 3.06(c), 3.06(d) or 3.06(i), or in the event amounts are to be deposited in the Primary Cash Collateral Account pursuant to subclause (A) or (B) of clause "third" of Section 2.04(b), subclause
(A) or (B) of clause "third" of Section 3.02 or subclause (A) or (B) of clause "fourth" of Section 3.03, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Subordination Agent in the related or applicable Primary Cash Collateral Account. If the Above-Cap Liquidity Provider shall at any time make a Termination Amount payment under its Above-Cap Liquidity Facility, such Termination Amount payment shall be deposited by the Subordination Agent in the Above-Cap Reserve Account to be applied as specified below in this Section 3.06(f). All amounts on deposit in each Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 2.02(b). On each Interest Payment Date (or, in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event, on such Special Distribution Date), Investment Earnings on amounts on deposit in each Primary Cash Collateral Account (or in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event, an amount of such Investment Earnings on amounts of deposits in each Primary Cash Collateral Account equal to the product of such Investment Earnings multiplied by a fraction, the numerator of which is the aggregate outstanding principal amount of Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date and the denominator of which is the aggregate outstanding principal amount of all Equipment Notes) shall be deposited in the Collection Account (or, in the case of any Special Distribution Date occurring prior to the occurrence of a Triggering Event, the Special Payments Account) and applied on such Interest Payment Date (or Special Distribution Date, as the case may be) in accordance with Section 2.04(b), 3.02, 3.03 or 3.04(b) (as applicable). Investment Earnings on amounts on deposit in the Above-Cap Reserve Account shall be credited to such account and applied in the same manner as the Termination Amount payment credited thereto. Investment Earnings on amounts on

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deposit in the Above-Cap Account shall be credited to such account and applied in the same manner as Above-Cap Payments credited thereto. The Subordination Agent shall deliver a written statement to American and each Liquidity Provider one day prior to each Interest Payment Date and Special Distribution Date setting forth the amount of Investment Earnings held in the Cash Collateral Accounts as of such date. The Subordination Agent shall also deliver a written statement to American and each Liquidity Provider one day after each Distribution Date on which amounts have been deposited in or withdrawn from the Above-Cap Account and/or withdrawn from the Above-Cap Reserve Account setting forth the amount of such deposit and/or withdrawal. In addition, from and after the date funds are so deposited, the Subordination Agent shall make withdrawals from such accounts as follows:

   (i) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class G Certificates (at the Stated Interest Rate for the Class G Certificates) after giving effect to the subordination provisions of this Agreement and any Election Interest Payment made by the Policy Provider, (A) withdraw from the Class G Primary Cash Collateral Account, and pay to the Class G Trustee, an amount equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class G Certificates) on such Class G Certificates and (y) the amount on deposit in the Class G Primary Cash Collateral Account (so long as the aggregate amount of unreplenished withdrawals, including such withdrawal, does not exceed the Required Amount for such Distribution Date) and (B) if an Above-Cap Payment would have been required to be made on such Distribution Date pursuant to the terms of the Class G Above-Cap Liquidity Facility were the Above-Cap Liquidity Facility still in effect, withdraw from the Class G Above-Cap Reserve Account, and deposit into the Class G Above-Cap Account, an amount (if any) equal to the lesser of (x) an amount equal to such Above-Cap Payment and (y) the amount on deposit in the Class G Above-Cap Reserve Account;

   (ii)  [Reserved]

   (iii) on each Distribution Date, the Subordination Agent shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on the Class C Certificates (at the Stated Interest Rate for the Class C Certificates) after giving effect to the subordination provisions of this Agreement, withdraw from the Class C Primary Cash Collateral Account, and pay to the Class C Trustee, an amount (if any) equal to the lesser of (x) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for the Class C Certificates) on such Class C Certificates and (y) the amount on deposit in the Class C Primary Cash Collateral Account;

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
   (iv) on each date on which the Pool Balance of the Class G Trust shall have been reduced by payments made to the Class G Certificateholders pursuant to
Section 2.04(b), 3.02 or 3.03, the Subordination Agent shall withdraw from the Class G Primary Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of such Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class G Primary Cash Collateral Account on such date) and any transfer of Investment Earnings from such Class G Primary Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class G Primary Liquidity Facility) plus the remaining Investment Earnings on deposit in such Class G Primary Cash Collateral Account (if any) will be on deposit in the Class G Primary Cash Collateral Account and shall, first, pay such withdrawn amount to the Class G Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class G Certificates) owing to the Class G Primary Liquidity Provider shall have been paid in full and, second, deposit any remaining amount in the Collection Account;

   (v)   [Reserved]

   (vi) on each date on which the Pool Balance of the Class C Trust shall have been reduced by payments made to the Class C Certificateholders pursuant to
Section 2.04(b), 3.02 or 3.03, the Subordination Agent shall withdraw from the Class C Primary Cash Collateral Account such amount as is necessary so that, after giving effect to the reduction of such Pool Balance on such date (including any such reduction resulting from a prior withdrawal of amounts on deposit in the Class C Primary Cash Collateral Account on such date) and any transfer of Investment Earnings from such Class C Primary Cash Collateral Account to the Collection Account or the Special Payments Account on such date, an amount equal to the sum of the Required Amount (with respect to the Class C Primary Liquidity Facility) plus the remaining Investment Earnings on deposit in such Class C Primary Cash Collateral Account (if any) will be on deposit in the Class C Primary Cash Collateral Account and shall, first, pay such withdrawn amount to the relevant Class C Primary Liquidity Provider until the Liquidity Obligations (with respect to the Class C Certificates) owing to such Class C Primary Liquidity Provider shall have been paid in full and, second, deposit any remaining amount in the Collection Account;

   (vii) if a Replacement Primary Liquidity Facility for any Class of Certificates shall be delivered to the Subordination Agent following the date on which funds have been deposited into the Primary Cash Collateral Account for such Class of Certificates, the Subordination Agent shall withdraw all amounts remaining on deposit in such Primary Cash Collateral Account and shall pay such amounts to the replaced Primary Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and deposit any remaining amount in the Collection Account; and

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
   (viii)(x) following the payment of Final Distributions with respect to any Class of Certificates, on the date on which the Subordination Agent shall have been notified by the Primary Liquidity Provider for such Class of Certificates that the Liquidity Obligations owed to such Primary Liquidity Provider have been paid in full, the Subordination Agent shall withdraw all amounts on deposit in the Primary Cash Collateral Account related to the Primary Liquidity Facility in respect of such Class of Certificates and deposit such amount in the Collection Account and (y) in the case of the Class G Certificates, on the first Business Day occurring immediately after the earlier of (1) the date of the payment of Final Distributions with respect to the Class G Certificates and (2) the Final Legal Distribution Date for the Class G Certificates (after giving effect to all distributions to be made on such date), the Subordination Agent shall pay to the Above-Cap Liquidity Provider an amount equal to the sum of the amounts (if any) on deposit in (A) the Above- Cap Account and (B) the Above-Cap Reserve Account.

   (g) Reinstatement. With respect to any Interest Drawing under the Primary Liquidity Facility for any Trust, upon the reimbursement of the applicable Primary Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Available Amount of such Primary Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to the applicable Liquidity Provider but not to exceed the Stated Amount for such Primary Liquidity Facility; provided, however, that the Available Amount of such Primary Liquidity Facility shall not be so reinstated in part or in full at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Primary Liquidity Facility or (y) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility; provided, further, that any payment by the Policy Provider to any Primary Liquidity Provider of any amounts pursuant to the first proviso to Section 2.06(c) shall not reinstate the related Primary Liquidity Facility, but such Primary Liquidity Facility (so long as such Primary Liquidity Facility is in effect) shall be reinstated, pro tanto, to the extent the Policy Provider receives any reimbursement in respect of such payment under clause "third" of
Section 2.04(b), clause "third" of Section 3.02 or clause "fourth" of Section
3.03 unless (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred with respect to such Primary Liquidity Facility or (y) a Final Drawing shall have occurred with respect to such Primary Liquidity Facility. In the event that, with respect to any particular Primary Liquidity Facility, (i) funds are withdrawn from the related Primary Cash Collateral Account pursuant to clause (i), (ii), or (iii) of Section 3.06(f) or
(ii) such Primary Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Primary Liquidity Facility have reduced the Available Amount thereunder to zero, then funds received by the Subordination Agent at any time, other than (x) any time when both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred
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and be continuing with respect to such Primary Liquidity Facility or (y) any time after a Final Drawing shall have occurred with respect to such Primary Liquidity Facility, shall be deposited in such Primary Cash Collateral Account as and to the extent provided in clause "third" of Section 2.04(b), clause "third" of Section 3.02 or clause "fourth" of Section 3.03, as applicable, and applied in accordance with Section 3.06(f).

   (h) Reimbursement. The amount of each drawing under the Primary Liquidity Facilities shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Primary Liquidity Facilities. The Subordination Agent shall have no obligation to reimburse the Above-Cap Liquidity Provider for any Above- Cap Payments and the Above-Cap Liquidity Provider shall have no interest in any monies credited to any Trust Account except as provided in Section 3.06(f)(viii) hereof.

   (i) Final Drawing. Upon receipt from a Primary Liquidity Provider of a Termination Notice with respect to any Primary Liquidity Facility, the Subordination Agent shall, not later than the date specified in such Termination Notice, in accordance with and to the extent permitted by the terms of such Primary Liquidity Facility, request a drawing under such Primary Liquidity Facility of all available and undrawn amounts thereunder (a "Final Drawing"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with Section 3.06(f).

   (j) Reduction of Stated Amount. Promptly following each date on which the Required Amount of the Primary Liquidity Facility for a Class of Certificates is reduced as a result of a reduction in the Pool Balance with respect to such Certificates (including, in the case of the Class G Certificates, by reason of a Policy Provider Election with respect to one or more Series G Equipment Notes), the Subordination Agent shall, if any such Primary Liquidity Facility provides for reductions of the Stated Amount of such Primary Liquidity Facility and if such reductions are not automatic, request such Primary Liquidity Provider for such Class of Certificates to reduce such Stated Amount to an amount equal to the Required Amount with respect to such Primary Liquidity Facility (as calculated by the Subordination Agent after giving effect to such payment). Each such request shall be made in accordance with the provisions of the applicable Primary Liquidity Facility.

   (k) Relation to Subordination Provisions. Interest Drawings under the Primary Liquidity Facilities and withdrawals from the Primary Cash Collateral Accounts relating to such Primary Liquidity Facilities and the Above-Cap Account, in each case, in respect of interest on the Certificates of any Class, will be distributed to the Trustee for such Class of Certificates, notwithstanding Sections 2.04(b), 3.02, 3.03 and 3.06(f).

   (l) Assignment of Primary Liquidity Facility. The Subordination Agent agrees not to consent to the assignment by any Primary Liquidity Provider of any of its rights or

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obligations under any Primary Liquidity Facility or any interest therein unless
(i) American and the Policy Provider shall have consented to such assignment and
(ii) each Rating Agency shall have provided a Ratings Confirmation in respect of such assignment; provided that the consent right of the Policy Provider shall be in respect of an assignment of the Class G Primary Liquidity Facility only, and such consent of the Policy Provider shall not be unreasonably withheld or delayed.

   Section 3.07 The Policy.

      (a) Interest Drawings. If on any Regular Distribution Date (other than the Final Legal Distribution Date) after giving effect to the application of available funds in accordance with the priorities specified in Section 2.04 and
Article III, and taking into account any Drawing paid under the Class G Primary Liquidity Facility in respect of accrued interest and any withdrawal of funds from the Class G Primary Cash Collateral Account and the Class G Above-Cap Account in respect of such interest, the Subordination Agent does not then have sufficient funds available for the payment of Accrued Class G Interest, then, prior to 1:00 p.m. (New York City time) on such Regular Distribution Date, the Subordination Agent (i) shall deliver a Notice of Nonpayment, as provided in the Policy to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount sufficient to enable the Subordination Agent to pay such Accrued Class G Interest and (ii) shall pay such amount, when received, from the Policy Account to the Class G Trustee in payment of such Accrued Class G Interest on such Distribution Date.

      (b) Proceeds Deficiency Drawing. If on any Special Distribution Date (other than a Special Distribution Date established pursuant to the last sentence of the second paragraph of Section 3.07(c)) established by the Subordination Agent by reason of its receipt of a Special Payment (a "Disposition Payment") constituting the proceeds of any Series G Equipment Note or related Collateral, as the case may be, there exists a shortfall in the amounts available to the Subordination Agent (after giving effect to the application of available funds, including, without limitation, the amount of such Disposition Payment) in accordance with the priorities specified in Section
2.04 and Article III, and (if the receipt of the Special Payment from the disposition of such Series G Equipment Note or related Collateral occurs prior to a Policy Provider Election with respect to such Series G Equipment Note) taking into account any Drawing paid under the Class G Primary Liquidity Facility in respect of accrued interest and any withdrawal of funds in the Class G Primary Cash Collateral Account and the Class G Above-Cap Account in respect of such interest) required to reduce the outstanding Pool Balance of the Class G Certificates by an amount equal to the outstanding principal amount of the applicable Series G Equipment Note (determined immediately prior to the receipt of such Disposition Payment and less the amount of any Policy Drawing previously paid by the

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Policy Provider in respect of principal of such Series G Equipment Note) plus accrued and unpaid interest on the amount of such reduction accrued at the Stated Interest Rate for the Class G Certificates for the period from the immediately preceding Regular Distribution Date to such Special Distribution Date, then, prior to 1:00 p.m. (New York City time) on such Special Distribution Date, the Subordination Agent (x) shall deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the amount of such shortfall and (y) shall pay such amount, when received, from the Policy Account to the Class G Trustee in payment of such reduction in the outstanding Pool Balance of the Class G Certificates plus such accrued and unpaid interest on such Special Distribution Date. The Subordination Agent shall promptly, but not less than 20 days prior to the Special Distribution Date established pursuant to this Section 3.07(b), send to American, the Trustees, the Primary Liquidity Provider for the Class G Primary Liquidity Facility and the Policy Provider, a Written Notice of such Special Distribution Date.

      (c) No Proceeds Drawing. On the first Business Day (which shall be a Special Distribution Date) that is 21 months after the last date on which full payment was made on any Series G Equipment Note (a "Defaulted Series G Equipment Note") as to which there has subsequently been a failure to pay principal or that has subsequently been Accelerated, if the Subordination Agent has not theretofore made a drawing under the Policy pursuant to Section 3.07(b), the Subordination Agent shall deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the then outstanding principal amount of such Defaulted Series G Equipment Note plus accrued and unpaid interest thereon from the immediately preceding Regular Distribution Date to such Special Distribution Date. The Subordination Agent shall promptly, but not less than 25 days prior to such Business Day, send to American, the Trustees, the Primary Liquidity Provider for the Class G Primary Liquidity Facility and the Policy Provider a Written Notice establishing such Business Day as the date for the distribution of the proceeds of such Policy Drawing, which date shall constitute a Special Distribution Date. No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date the Subordination Agent shall make the specified Policy Drawing and upon its receipt of the proceeds thereof pay the amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest on the amount of such reduction. For the avoidance of doubt, after the payment by the Policy Provider in full of such amount under this Section 3.07(c), the Subordination Agent shall have no right to make any further Policy Drawings under Section 3.07(c) in respect of such Defaulted Series G Equipment Note except for a drawing under Section 3.07(e).

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
      Notwithstanding the foregoing, the Policy Provider has the right, so long as no Policy Provider Default shall have occurred and be continuing, upon notice to the Subordination Agent given at least five days prior to the Special Distribution Date established by the Subordination Agent pursuant to the first paragraph of this Section 3.07(c), to elect instead (the "Policy Provider Election") to pay (i) on such Special Distribution Date an amount equal to the scheduled principal and interest that came due on such Defaulted Series G Equipment Note (without regard to the Acceleration thereof) but was not paid during such 21-month period (after giving effect to the application of funds received from the Class G Primary Liquidity Facility and withdrawals of funds from the Class G Primary Cash Collateral Account and the Class G Above-Cap Account, in each case in respect of such interest) and (ii) thereafter, on each Regular Distribution Date, an amount equal to the scheduled principal and interest that becomes due on such Defaulted Series G Equipment Note on the related payment date (without regard to any Acceleration thereof or to any funds available under any Liquidity Facility or any Cash Collateral Account) until the establishment of an Election Distribution Date or a Special Distribution Date established as provided in the immediately following sentence (each such interest payment, an "Election Interest Payment"). Following a Policy Provider Election with respect to a Defaulted Series G Equipment Note, on any Business Day (which shall be a Special Distribution Date) elected by the Policy Provider upon 20 days' Written Notice to the Subordination Agent and the Class G Trustee, the Policy Provider may, notwithstanding the Policy Provider Election, request the Subordination Agent to, and the Subordination Agent shall, make a Policy Drawing for an amount equal to the then outstanding principal balance of such Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Defaulted Series G Equipment
Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the previous Regular Distribution Date to such Special Distribution Date.

      Further, following a Policy Provider Election with respect to a Defaulted Series G Equipment Note, upon the occurrence and continuance of a Policy Provider Default, the Subordination Agent shall on any Business Day (an "Election Distribution Date", which shall be a Special Distribution Date) elected by the Subordination Agent upon 20 days' Written Notice to the Class G Trustee and the Policy Provider, make a Policy Drawing for an amount equal to the then outstanding principal balance of such Defaulted Series G Equipment Note (less any Policy Drawings previously paid by the Policy Provider in respect of principal of such Equipment Note) and accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates from the immediately preceding Regular Distribution Date to such Election Distribution Date. The Subordination Agent shall make each such Policy Drawing referred to in this subparagraph (c) under the Policy (for payment into the Policy Account) no later than 1:00 p.m. (New York City time) on the relevant Special Distribution Date and upon its receipt of the proceeds thereof pay the

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amount thereof from the Policy Account to the Class G Trustee in reduction of the outstanding Pool Balance of the Class G Certificates together with such accrued and unpaid interest thereon.

      In addition, regardless of whether or not the Policy Provider makes a Policy Provider Election, the Policy Provider shall, at the end of the first occurring 21-month period described in Section 3.07(c), endorse the Policy (if not already endorsed to so provide) to provide for the payment to the Primary Liquidity Provider with respect to the Class G Certificates of interest accruing on the outstanding Drawings in respect of the Class G Primary Liquidity Facility from and after the end of such 21-month period as and when such interest becomes due in accordance with the Class G Primary Liquidity Facility. The Policy Provider hereby agrees not to otherwise amend or modify the Policy without the consent of the Primary Liquidity Provider if such amendment or modification would adversely affect the rights of the Primary Liquidity Provider.

      (d) Final Policy Drawing. If on the Final Legal Distribution Date of the Class G Certificates after giving effect to the application of available funds in accordance with the priorities specified in Section 2.04 and Article III, and taking into account any Drawing paid under the Class G Primary Liquidity Facility in respect of interest included in the Final Distribution and any withdrawal of funds in the Class G Primary Cash Collateral Account and the Class G Above-Cap Account in respect of interest included in the Final Distribution, the Subordination Agent does not then have sufficient funds available on such date for the payment in full of the Final Distribution (calculated as of such date but excluding any accrued and unpaid Break Amount or Prepayment Premium) on the Class G Certificates then, prior to 1:00 p.m. (New York City time) on such date, the Subordination Agent shall: (i) deliver a Notice of Nonpayment, as provided in the Policy, to the Policy Provider or its fiscal agent, requesting a Policy Drawing under the Policy (for payment into the Policy Account) in an amount equal to the minimum amount sufficient to enable the Subordination Agent to pay the Final Distribution (calculated as of such date but excluding any accrued and unpaid Break Amount or Prepayment Premium) on the Class G Certificates, and (ii) shall pay such amount, when received, from the Policy Account to the Class G Trustee in payment of such amount on such date.

      (e) Avoidance Drawings. If at any time the Subordination Agent shall have actual knowledge of the issuance of any Final Order, the Subordination Agent shall promptly give notice thereof to American, each Trustee, the Liquidity Providers and the Policy Provider. The Subordination Agent shall thereupon calculate the relevant Avoided Payments resulting therefrom and shall promptly:
(a) send to the Class G Trustee a Written Notice of such amount and (b) deliver to the Policy Provider, or its fiscal agent, a Notice of Avoided Payment, together with a copy of the documentation required by the Policy with respect thereto, requesting a Policy Drawing (for payment to the receiver,

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
conservator, debtor-in-possession or trustee in bankruptcy and/or the Subordination Agent for deposit into the Policy Account) in an amount equal to the amount of relevant Avoided Payment. Such Written Notice shall also set the date for the distribution of the proceeds of such Policy Drawing, which date shall constitute a Special Distribution Date and shall be the earlier of the third Business Day that immediately precedes the expiration of the Policy and the Business Day that immediately follows the 25th day after the date of such Written Notice. No later than 1:00 p.m. (New York City time) on the specified Special Distribution Date, the Subordination Agent shall make the specified Policy Drawing and, upon its receipt of the proceeds thereof, pay the amount thereof from the Policy Account to the Class G Trustee in reinstatement of the Avoided Payment.

      (f) Application of Policy Drawings. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Sections 2.04, 3.02 and 3.03), all payments received by the Subordination Agent in respect of a Policy Drawing shall be promptly paid from the Policy Account to the Class G Trustee for distribution to the related Class G Certificateholders. Each Policy Drawing shall be applied to the purpose for which it was made, including, without limitation, the application of that portion of a Policy Drawing relating (i) to accrued interest with respect to a Series G Equipment Note to the payment of interest on the Class G Certificates and (ii) to principal of a Series G Equipment Notes to the reduction of the Pool Balance of the Class G Certificates.

      (g) Reduction of Outstanding Pool Balance. Promptly following each date on which the Pool Balance of the Class G Certificates is reduced as a result of a payment under this Agreement, the Subordination Agent shall inform the Policy Provider of such reduction. Anything contained herein to the contrary notwithstanding, (i) no Policy Drawing for payment in respect of the Class G Certificates under clause (a) of this Section 3.07 shall be in excess of Accrued Class G Interest and (ii) no Policy Drawing under clauses (b)-(d) of this
Section 3.07 shall be for an amount in excess of the outstanding Pool Balance of the Class G Certificates plus accrued and unpaid interest thereon at the Stated Interest Rate for the Class G Certificates. Nothing contained in this Intercreditor Agreement shall be deemed to alter or amend the liabilities, obligations, requirements or procedures of the Policy Provider under the Policy and the Policy Provider shall not be obligated to make payment except at the times and in the amounts and under the circumstances expressly set forth in the Policy.

      (h) Resubmission of Notice for Payment. If the Policy Provider at any time informs the Subordination Agent in accordance with the Policy that a Notice of Nonpayment or Notice of Avoided Payment submitted by the Subordination Agent does not satisfy the requirements of the Policy, the Subordination Agent shall, as promptly as possible after being so informed, submit to the Policy Provider an amended and revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, and shall pay

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to the Class G Trustee out of the Policy Account the amount received pursuant to such amended or revised Notice of Nonpayment or Notice of Avoided Payment, as the case may be, when received.

      Section 3.08 Subrogation. Subject to Section 3.06(b), the Policy Provider will be subrogated to all of the rights of the holders of the Class G Certificates to payment on the Class G Certificates to the extent of the payments made under the Policy as set forth herein, the exercise of such subrogation rights to be subject to the other provisions of this Agreement.

                               ARTICLE IV
                          EXERCISE OF REMEDIES

      Section 4.01 Directions from the Controlling Party. (a) (i) Following the occurrence and during the continuation of an Indenture Event of Default under any Indenture, the Controlling Party shall direct the Subordination Agent, which in turn shall direct the Loan Trustee under such Indenture, in the exercise of remedies available to the holders of the Equipment Notes issued pursuant to such Indenture, including, without limitation, the ability to vote all such Equipment Notes in favor of Accelerating such Equipment Notes in accordance with the provisions of such Indenture. If the Equipment Notes issued pursuant to any Indenture have been Accelerated following an Indenture Event of Default with respect thereto, the Controlling Party may direct the Subordination Agent to sell, assign, contract to sell or otherwise dispose of and deliver all (but not less than all) of such Equipment Notes to any Person at public or private sale, at any location at the option of the Controlling Party, all upon such terms and conditions as it may reasonably deem advisable and in accordance with applicable law.

      (ii) So long as any Certificates remain Outstanding, during the period ending on the date which is nine months after the earlier of (x) the Acceleration of the Equipment Notes issued pursuant to any Indenture or (y) the occurrence of an American Bankruptcy Event, without the consent of each Trustee (other than the Trustee of a Trust all of the Certificates of which are held or beneficially owned by American and/or its affiliates), no Aircraft subject to the Lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

      (iii) At the request of the Controlling Party, the Subordination Agent may from time to time during the continuance of an Indenture Event of Default (and before the occurrence of a Triggering Event) commission an appraisal with respect to the Aircraft subject to such Indenture.

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      (iv) After a Triggering Event occurs and any Equipment Note becomes a
Non-Performing Equipment Note, the Subordination Agent shall obtain Appraisals with respect to all of the Aircraft (the "LTV Appraisals") as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

      (b) To the extent permitted by applicable law, the Subordination Agent, at the direction of the Controlling Party, shall take such actions as it may reasonably deem most effectual to complete the sale or other disposition of such Equipment Notes. In addition, in lieu of any sale, assignment, contract to sell or other disposition, if the Subordination Agent is so directed by the Controlling Party, the Subordination Agent may maintain possession of such Equipment Notes and continue to apply monies received in respect of such Equipment Notes in accordance with Section 2.04(b) and Article III. In addition, in lieu of such sale, assignment, contract to sell or other disposition, or in lieu of such maintenance of possession, the Controlling Party may direct the Subordination Agent to, subject to the terms and conditions of the related Indenture, instruct the Loan Trustee under such Indenture to foreclose on the Lien on the related Aircraft or take any other remedial action permitted by such Indenture or applicable law.

   Section 4.02 Remedies Cumulative Each and every right, power and remedy given to the Trustees, the Liquidity Providers, the Policy Provider, the Controlling Party or the Subordination Agent specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may, subject always to the terms and conditions hereof, be exercised from time to time and as often and in such order as may be deemed expedient by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent, as appropriate, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by any Trustee, any Liquidity Provider, the Policy Provider, the Controlling Party or the Subordination Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

   Section 4.03 Discontinuance of Proceedings. In case any party to this Agreement (including the Controlling Party in such capacity) shall have instituted any Proceeding to enforce any right, power or remedy under this Agreement by foreclosure, entry or


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otherwise, and such Proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Person instituting such Proceeding, then and in every such case each such party shall, subject to any determination in such Proceeding, be restored to its former position and rights hereunder, and all rights, remedies and powers of such party shall continue as if no such Proceeding had been instituted.

   Section 4.04 Right of Certificateholders to Receive Payments Not to Be Impaired. Subject to the provisions of this Agreement and each Trust Agreement, the right of any Certificateholder, any Primary Liquidity Provider or the Policy Provider, respectively, to receive payments hereunder (including, without limitation, pursuant to Section 2.04, 3.02 or 3.03) when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Certificateholder, such Liquidity Provider or the Policy Provider, respectively.

                               ARTICLE V

                   DUTIES OF THE SUBORDINATION AGENT;
                      AGREEMENTS OF TRUSTEES, ETC.

   Section 5.01 Notice of Indenture Event of Default or Triggering Event. (a) If the Subordination Agent shall have knowledge of an Indenture Event of Default or a Triggering Event, the Subordination Agent shall promptly give notice thereof to the Rating Agencies, American, the Liquidity Providers, the Policy Provider and the Trustees by telegram, cable, facsimile or telephone (to be promptly confirmed in writing), unless such Indenture Event of Default or Triggering Event shall have been cured or waived. For all purposes of this Agreement, in the absence of actual knowledge, the Subordination Agent shall not be deemed to have knowledge of any Indenture Event of Default or Triggering Event unless notified in writing by American, one or more Trustees, one or more Liquidity Providers, the Policy Provider or one or more Certificateholders; and "actual knowledge" (as used in the foregoing clause) of the Subordination Agent shall mean actual knowledge of an officer in the Corporate Trust Office of the Subordination Agent.

      (b) Other Notices. The Subordination Agent will furnish to each Liquidity Provider, the Policy Provider and Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Subordination Agent as registered holder of the Equipment Notes or otherwise in its capacity as Subordination Agent to the extent the same shall not have been otherwise directly distributed to such Liquidity Provider, the Policy Provider or Trustee, as applicable, pursuant to any other Operative Agreement.

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   Section 5.02 Indemnification. The Subordination Agent shall not be required to take any action or refrain from taking any action under Article IV unless the Subordination Agent shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be incurred by it in connection therewith. The Subordination Agent shall not be required to take any action under Article IV, nor shall any other provision of this Agreement or any other Operative Agreement be deemed to impose a duty on the Subordination Agent to take any action, if the Subordination Agent shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

   Section 5.03 No Duties Except as Specified in Intercreditor Agreement. The Subordination Agent shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, this Agreement, except as expressly provided by the terms of this Agreement; and no implied duties or obligations shall be read into this Agreement against the Subordination Agent. The Subordination Agent agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense) promptly take such action as may be necessary duly to discharge all Liens on any of the Trust Accounts or any monies deposited therein that are attributable to the Subordination Agent in its individual capacity and that are unrelated to the transaction contemplated hereby and by the other Operative Agreements.

   Section 5.04 Notice from the Liquidity Providers and Trustees. If any Liquidity Provider, the Policy Provider or any Trustee has notice of an Indenture Event of Default or a Triggering Event, such Person shall promptly give notice thereof to all other Liquidity Providers and Trustees and to the Subordination Agent; provided, however, that no such Person shall have any liability hereunder as a result of its failure to deliver any such notice.

   Section 5.05 Agreements Relating to Above-Cap Liquidity Facility. Each of the Subordination Agent and the Class G Trustee agrees at the request of the Class G Above- Cap Liquidity Provider to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to take any action that would avoid the need for, or reduce the amount of, any payment under Section 2(d) of the ISDA Master Agreement forming part of the Class G Above-Cap Liquidity Facility; provided that any such action would not, in the reasonable judgment of such Person, be materially disadvantageous to it. Notwithstanding anything to the contrary contained herein, but without limiting, and subject to, the rights of the Subordination Agent hereunder, the obligation of the Above- Cap Liquidity Provider to make any Above-Cap Payment or pay any Termination Amount shall be governed exclusively by the Above-Cap Liquidity Facility.


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                               ARTICLE VI

                        THE SUBORDINATION AGENT

   Section 6.01 Authorization; Acceptance of Trusts and Duties. Each of the Class G Trustee and the Class C Trustee hereby designates and appoints the Subordination Agent as the agent and trustee of such Trustee under the applicable Liquidity Facility and authorizes the Subordination Agent to enter into the applicable Liquidity Facility as agent and trustee for such Trustee. Each of the Liquidity Providers and the Trustees hereby designates and appoints the Subordination Agent as the Subordination Agent under this Agreement. State Street accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties, but only upon the terms of this Agreement and agrees to receive, handle and disburse all monies received by it in accordance with the terms hereof. The Subordination Agent shall have no liability hereunder except (a) for its own willful misconduct or negligence, (b) as provided in
Section 2.02 and the last sentence of Section 5.03, (c) for liabilities that may result from the inaccuracy of any representation or warranty of the Subordination Agent made in its individual capacity in any Operative Agreement and (d) as otherwise expressly provided herein or in the other Operative Agreements.

   Section 6.02 Absence of Duties. The Subordination Agent shall have no duty to see to any recording or filing of this Agreement or any other document, or to see to the maintenance of any such recording or filing.

   Section 6.03 No Representations or Warranties as to Documents. The Subordination Agent shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Agreement or any other Operative Agreement or as to the correctness of any statement contained herein or therein (other than the representations and warranties of the Subordination Agent made in its individual capacity under any Operative Agreement), except that the Subordination Agent hereby represents and warrants that each of said specified documents to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf. The Certificateholders, the Trustees, the Policy Provider and the Liquidity Providers make no representation or warranty hereunder whatsoever.

   Section 6.04 No Segregation of Monies; No Interest. Any monies paid to or retained by the Subordination Agent pursuant to any provision hereof and not then required to be distributed to any Trustee, the Policy Provider or any Liquidity Provider as provided in Articles II and III or deposited into one or more Trust Accounts need not be segregated in any manner except to the extent required by such Articles II and III and by law, and the Subordination Agent shall not (except as otherwise provided in Section 2.02)

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be liable for any interest thereon; provided, however, that any payments received or applied hereunder by the Subordination Agent shall be accounted for by the Subordination Agent so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

   Section 6.05 Reliance; Agents; Advice of Counsel. The Subordination Agent shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. As to the Pool Balance of any Trust as of any date, the Subordination Agent may for all purposes hereof rely on a certificate signed by any Responsible Officer of the applicable Trustee, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. As to any fact or matter relating to the Liquidity Providers, the Trustees or the Policy Provider, the manner of ascertainment of which is not specifically described herein, the Subordination Agent may for all purposes hereof rely on a certificate, signed by any Responsible Officer of the applicable Liquidity Provider, Trustee, or the Policy Provider, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Subordination Agent for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Subordination Agent may (a) execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and (b) consult with counsel, accountants and other skilled Persons to be selected and retained by it. The Subordination Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons acting within such counsel's, accountants' or Person's area of competence (so long as the Subordination Agent shall have exercised reasonable care and judgment in selecting such Persons).

   Section 6.06 Capacity in Which Acting. The Subordination Agent acts hereunder solely as agent and trustee herein and not in its individual capacity, except as otherwise expressly provided in the Operative Agreements.

   Section 6.07 Compensation. The Subordination Agent shall be entitled to such compensation, including reasonable expenses and disbursements, for all services rendered hereunder as American and the Subordination Agent may agree from time to time in writing and shall have a priority claim to the extent set forth in
Article III on all monies collected hereunder for the payment of such compensation, to the extent that such compensation shall not be paid by others. The Subordination Agent agrees that it shall have no right against any Trustee or Liquidity Provider or the Policy Provider for any fee

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as compensation for its services as agent under this Agreement. The provisions of this Section 6.07 shall survive the termination of this Agreement.

   Section 6.08 May Become Certificateholder. The institution acting as Subordination Agent hereunder may become a Certificateholder and have all rights and benefits of a Certificateholder to the same extent as if it were not the institution acting as the Subordination Agent.

   Section 6.09 Subordination Agent Required; Eligibility. There shall at all times be a Subordination Agent hereunder that is a Citizen of the United States, a bank, trust company or other financial institution organized and doing business under the laws of the United States or any state thereof and eligible to act as a trustee under Section 310(a) of the Trust Indenture Act of 1939, as amended, and that has a combined capital and surplus of at least $75,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized under the laws of the United States or any State or territory thereof or the District of Columbia and having a combined capital and surplus of at least $75,000,000). If such bank, trust company or other financial institution or such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09 the combined capital and surplus of such bank, trust company or other financial institution or such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

   In case at any time the Subordination Agent shall cease to be eligible in accordance with the provisions of this Section 6.09, the Subordination Agent shall resign immediately in the manner and with the effect specified in Section 7.01.

   Section 6.10 Money to Be Held in Trust. All Equipment Notes, monies and other property deposited with or held by the Subordination Agent pursuant to this Agreement shall be held in trust for the benefit of the parties entitled to such Equipment Notes, monies and other property.

                              ARTICLE VII

                     SUCCESSOR SUBORDINATION AGENT

   Section 7.01 Replacement of Subordination Agent; Appointment of Successor.
(a) The Subordination Agent or any successor thereto must resign if at any time it fails to comply with Section 6.09 and may resign at any time without cause by giving 60 days' prior written notice to American, the Trustees, the Policy Provider and the Liquidity Providers.
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The Controlling Party (or the party that would be the Controlling Party if an
Indenture Event of Default had occurred) shall remove the Subordination Agent if:

   (1)   the Subordination Agent fails to comply with Section 6.09;

   (2)   the Subordination Agent is adjudged bankrupt or insolvent;

   (3) a receiver of the Subordination Agent shall be appointed or any public officer shall take charge or control of the Subordination Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

   (4)   the Subordination Agent otherwise becomes incapable of acting.

   If the Subordination Agent resigns or is removed or if a vacancy exists in the office of Subordination Agent for any reason (the Subordination Agent in such event being referred to herein as the retiring Subordination Agent), the Controlling Party (or the party that would be the Controlling Party if an Indenture Event of Default had occurred) shall in consultation with American promptly appoint a successor Subordination Agent. If a successor Subordination Agent shall not have been appointed within 60 days after such notice of resignation or removal, the retiring Subordination Agent, one or more of the Trustees, one or more of the Liquidity Providers or the Policy Provider may petition any court of competent jurisdiction for the appointment of a successor Subordination Agent to act until such time, if any, as a successor shall have been appointed as provided above.

   A successor Subordination Agent shall deliver (x) a written acceptance of its appointment as Subordination Agent hereunder to the retiring Subordination Agent and (y) a written assumption of its obligations hereunder and under each Liquidity Facility to each party hereto, upon which the resignation or removal of the retiring Subordination Agent shall become effective, and the successor Subordination Agent shall have all the rights, powers and duties of the Subordination Agent under this Agreement. The successor Subordination Agent shall mail a notice of its succession to the Policy Provider, the Liquidity Providers and the Trustees. The retiring Subordination Agent shall promptly transfer its rights under each of the Policy, Liquidity Facilities and all of the property and all books and records, or true, complete and correct copies thereof, held by it as Subordination Agent to the successor Subordination Agent.

   If the Subordination Agent fails to comply with Section 6.09 (to the extent applicable), one or more of the Trustees, one or more of the Liquidity Providers or the Policy Provider may petition a court of competent jurisdiction for the removal of the Subordination Agent and the appointment of a successor Subordination Agent.


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


   Notwithstanding the foregoing, no resignation or removal of the Subordination Agent shall be effective unless and until a successor has been appointed. No appointment of a successor Subordination Agent shall be effective unless and until the Rating Agencies shall have delivered a Ratings Confirmation.

      (b) Any corporation, bank, trust company or other financial institution into which the Subordination Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or other financial institution resulting from any merger, conversion or consolidation to which the Subordination Agent shall be a party, or any corporation, bank, trust company or other financial institution succeeding to all or substantially all of the corporate trust business of the Subordination Agent, shall be the successor of the Subordination Agent hereunder, provided that such corporation, bank, trust company or financial institution shall be otherwise qualified and eligible under
Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except that such corporation, bank, trust company or financial institution shall give prompt subsequent notice of such transaction to each Liquidity Provider, American and the Policy Provider.

                              ARTICLE VIII

                       SUPPLEMENTS AND AMENDMENTS

   Section 8.01 Amendments, Waivers, Etc. (a) This Agreement may not be supplemented, amended or modified without the consent of each Trustee (acting, except in the case of any amendment pursuant to Section 3.06(e)(v)(y) with respect to any Replacement Primary Liquidity Facility, any amendment pursuant to
Section 3.06(c)(ii) hereof with respect to any Replacement Above-Cap Liquidity Facility or any amendment contemplated by the penultimate sentence of this
Section 8.01(a), with the consent of holders of Certificates of the related Class evidencing Fractional Undivided Interests in the related Trust aggregating not less than a majority in interest in such Trust or as otherwise authorized pursuant to the relevant Trust Agreement (including, without limitation, without the consent of the Certificateholders to the extent permitted thereby, Section
9.01 of the Basic Agreement)), the Subordination Agent, the Policy Provider and each Liquidity Provider; provided, however, that this Agreement may be supplemented, amended or modified without the consent of any Trustee in order
(i) to cure any ambiguity or omission or to correct any mistake, (ii) to correct or supplement any provision, or (iii) to make any other provision in regard to matters or questions arising hereunder that will not materially adversely affect the interests of any Trustee or the holders of the related Class of Certificates, and without the consent of any Liquidity Provider if such supplement, amendment or modification is in accordance with Section 8.01(c) or
Section 8.01(d) and Exhibit A hereto; provided further, however, that, if such


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supplement, amendment or modification (x) would directly or indirectly amend, modify or supersede, or otherwise conflict with, Section 2.02(b), 3.06(c), 3.06(e), 3.06(f) (other than the last sentence thereof), 3.06(l), this proviso of 8.01(a), the last sentence of 8.01(a), 8.01(c), 8.01(d) or 9.06
(collectively, the "American Provisions"), (y) would otherwise affect the interests of a potential Replacement Primary Liquidity Provider or of American with respect to its ability to replace any Liquidity Facility or with respect to its payment obligations under any Operative Agreement or (z) is made pursuant to the penultimate sentence of this Section 8.01(a) or pursuant to Section 8.01(c) or 8.01(d), then such supplement, amendment or modification shall not be effective without the additional written consent of American. Notwithstanding the foregoing, without the consent of each Certificateholder affected thereby, the Policy Provider and each Primary Liquidity Provider, no supplement, amendment or modification of this Agreement may (i) reduce the percentage of the interest in any Trust evidenced by the Certificates issued by such Trust necessary to consent to modify or amend any provision of this Agreement or to waive compliance therewith or (ii), except as provided in the penultimate sentence of this Section 8.01(a) or Section 8.01(d), modify Section 2.04, 3.02 or 3.03 hereof relating to the distribution of monies received by the Subordination Agent hereunder from the Equipment Notes or pursuant to the Liquidity Facilities or the Policy. Notwithstanding any provision to the contrary contained herein, any modification to (x) Section 2.04(b), 3.02 or 3.03 hereof that would change the priority of payments to the Above-Cap Reserve Account, or (y) any provision herein that would materially adversely affect the rights or materially increase the obligations of the Above-Cap Liquidity Provider under its Above-Cap Liquidity Facility shall also require the consent of the Above-Cap Liquidity Provider. Nothing contained in this Section 8.01(a) shall require the consent of a Trustee at any time following the payment of Final Distributions with respect to the related Class of Certificates. Each of the Liquidity Providers and the Policy Provider hereby agrees and confirms (except, with respect to the Above-Cap Liquidity Provider, as provided in the second immediately preceding sentence) that (i) it shall be deemed to consent to the issuance of the New Class C Certificates, New Class D Certificates, Class E Certificates, New Series of Series C Equipment Notes, New Series of Series D Equipment Notes, Series E Equipment Notes and the amendments to this Agreement made in connection therewith in accordance with Section 8.01(c) or Section 8.01(d), as the case may be, and (ii) any such issuance shall not affect any of its respective obligations under its Liquidity Facility or the Policy, as applicable. The parties hereto agree that no amendments shall be made to this Agreement pursuant to Section 8.01(c), 8.01(d) or Exhibit A hereto unless each Rating Agency shall have provided written confirmation that the issuance of the New Class C Certificates, the New Class D Certificates or the Class E Certificates, as the case may be, will not cause the rating then in effect by such Rating Agency for any Class of Certificates (without regard, in the case of the Class G Certificates, to the Policy), to be withdrawn, suspended or downgraded. If the Replacement Liquidity Facility for any Liquidity Facility is to be comprised of more than one instrument as contemplated by the

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
definition of the term "Replacement Above-Cap Liquidity Facility" or "Replacement Primary Liquidity Facility", as the case may be, then each party hereto agrees to amend this Agreement and the other Operative Agreements to incorporate appropriate mechanics for multiple Liquidity Facilities for a single Trust. The Policy Provider agrees and confirms that (i) its consent shall not be required in connection with a transfer of the obligations of the Above-Cap Liquidity Provider or the replacement of the Above-Cap Liquidity Facility under the circumstances specified in Part 5(i) of the Schedule to the ISDA Master Agreement forming a part of the Above-Cap Liquidity Facility and (ii) any such transfer or replacement shall not affect any of its obligations under its Policy.

      (b) Subject to Section 2.06, if the Subordination Agent, as the registered holder of any Equipment Notes, receives a request for its consent to any amendment, modification, consent or waiver under such Equipment Notes, the Indenture pursuant to which such Equipment Notes were issued or the related Participation Agreement or other related document, (i) if no Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions with respect to each series of such Equipment Notes from the Trustee of the Trust which holds such Equipment Notes and shall vote or consent in accordance with the directions of such Trustee except that, so long as the Final Distributions on the Class G Certificates have not been made or any Policy Provider Obligations remain outstanding and no Policy Provider Default shall have occurred and be continuing, the Subordination Agent shall act with respect to this clause (i) in accordance with the directions of the Policy Provider rather than the Class G Trustee with respect to the Class G Equipment Notes held in the Class G Trust, and (ii) if any Indenture Event of Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to Sections 4.01 and 4.04; provided that no such amendment, modification, consent or waiver shall, without the consent of each Liquidity Provider and the Policy Provider, (i) reduce the amount of principal or interest payable by American under any Equipment Note,
(ii) create any Lien with respect to any Collateral prior to or pari passu with the Lien of the related Indenture or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the Lien of such Indenture upon the related Collateral or (iii) deprive such Liquidity Provider or the Policy Provider, as the case may be, of any benefits provided to it under Section 2.14 of any Indenture.

      (c) If Class E Certificates are issued, this Agreement shall be amended by written agreement of the Subordination Agent and the Trustees to provide for the subordination of such Class E Certificates to the Class G Certificates, the Class C Certificates and the Class D Certificates substantially in the same manner as the Class D Certificates are subordinated hereunder to the Class G Certificates and the Class C Certificates. No such amendment shall materially adversely affect any Trustee or the


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

Policy Provider. The amendment to this Agreement to give effect to the issuance of any Class E Certificates shall, without limitation:

   (i)   add the Class E Trustee as a party to this Agreement;

   (ii) revise the definitions of "Cash Collateral Account", "Certificate", "Class", "Controlling Party", "Equipment Notes", "Final Legal Distribution Date", "Liquidity Facility", "Liquidity Provider", "LTV Ratio", "Stated Interest Rate", "Trust", "Trust Agreement" and "Trustee", as appropriate, to reflect the issuance of the Class E Certificates (and the subordination thereof); and

   (iii) revise the provisions of this Agreement governing distributions with respect to Certificates and related notices, including, without limitation, Sections 2.04, 3.01, 3.02, 3.03 and 3.06, if necessary, to provide for distributions on the Class E Certificates after payment of all relevant distributions on the Class D Certificates.

If, with respect to any Aircraft, Series E Equipment Notes are issued to any Person other than the Class E Trust, this Agreement shall be amended by written agreement of the indenture trustees of the Series E Equipment Notes, the Trustees and the Subordination Agent to (i) provide for each holder of a Series E Equipment Note to be bound by the provisions of Section 2.06(a) so that the Controlling Party, among other things, shall be entitled to direct the Loan Trustee under the applicable Indenture as provided in such Section 2.06(a) (and such Series E Equipment Notes shall make effective provision therefor so as to bind each holder thereof to such provisions of Section 2.06(a)) and (ii) to revise the definitions of "Controlling Party" and "Equipment Notes", as appropriate, to reflect the issuance of the Series E Equipment Notes (and the prior rights, as against the holders of such Series E Equipment Notes, of the Class G Trustee, the Class C Trustee and the Class D Trustee to be such "Controlling Party"). No such amendment shall materially adversely affect any Trustee.

   (d) If there is a Refunding, this Agreement shall be amended by written agreement of the Subordination Agent, the Trustees of the continuing Trusts, the Trustees of the newly created Trusts and, if applicable, the new Class C Primary Liquidity Provider. Such amendment shall comply with the provisions of Exhibit A hereto, shall substitute the new class C trustee and/or the new class D trustee for the Class C Trustee or Class D Trustee of the Trusts being prepaid and shall make other Permitted Refunding Changes (as defined in such Exhibit A) including without limitation:

   (i) revise the definitions as appropriate of: Class C Primary Liquidity Facility (if a new Primary Liquidity Facility is arranged for the new Class C Trust as contemplated in Exhibit A hereto), Class C Primary Liquidity Provider, Class C Trust Agreement, Class D Trust Agreement, Fee Letter, Series C Equipment Notes, and Series D Equipment Notes,


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including without limitation, to reflect the new date and other identifying characteristics of any substituted agreement; and

   (ii) revise the definitions of Stated Interest Rate and Final Legal Distribution Date to reflect the terms of the new Certificates.

No Refunding shall adversely affect any right or obligation of the Class G Primary Liquidity Provider or the Class G Above-Cap Liquidity Provider, except to the extent expressly provided in paragraph 2 of Exhibit A. Prior to the termination or replacement of the Class C Primary Liquidity Provider in connection with a Refunding, all of the Liquidity Obligations owed or payable to such Class C Primary Liquidity Provider must be paid in full.

   Section 8.02 Subordination Agent Protected. If, in the reasonable opinion of the institution acting as the Subordination Agent hereunder, any document required to be executed by it pursuant to the terms of Section 8.01 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Agreement or any Liquidity Facility, the Subordination Agent may in its discretion decline to execute such document.

   Section 8.03 Effect of Supplemental Agreements. Upon the execution of any amendment, consent or supplement hereto pursuant to the provisions hereof, this Agreement shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Agreement of the parties hereto and beneficiaries hereof shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Agreement for any and all purposes. In executing or accepting any supplemental agreement permitted by this Article VIII, the Subordination Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement.

   Section 8.04 Notice to Rating Agencies. Promptly following its receipt of each amendment, consent, modification, supplement or waiver contemplated by this
Article VIII, the Subordination Agent shall send a copy thereof to each Rating Agency.

                               ARTICLE IX

                             MISCELLANEOUS

   Section 9.01 Termination of Intercreditor Agreement. Upon (or at any time after) payment of Final Distributions with respect to each Class of Certificates and the payment in full of all Liquidity Obligations to the Primary Liquidity Providers and all Policy Provider Obligations to the Policy Provider and provided that there shall then be no other amounts due to the Certificateholders, the Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent hereunder or under the Trust Agreements, and that the commitment of the Liquidity Providers under the Liquidity Facilities and of the Policy Provider under the Policy shall have expired or been terminated, this Agreement shall terminate and shall be of no further force or effect. Except as aforesaid or otherwise provided, this Agreement and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

   Section 9.02 Intercreditor Agreement for Benefit of Trustees, Liquidity Providers, Policy Provider and Subordination Agent. Subject to the second sentence of Section 9.06 and the provisions of Section 4.04, nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trustees, the Liquidity Providers, the Policy Provider and the Subordination Agent any legal or equitable right, remedy or claim under or in respect of this Agreement.

   Section 9.03 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States mail, courier service or facsimile or any other customary means of communication, and any such notice shall be effective when delivered (or if mailed, three Business Days after deposit, postage prepaid in the first class United States mail and, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received), if to the Subordination Agent, to:

   State Street Bank And Trust Company of Connecticut,
   National Association
   225 Asylum Street
   Goodwin Square
   Hartford, Connecticut 06103
   Attention:  Corporate Trust Division
   Telephone: (860) 244-1844
   Telecopy:   (860) 244-1881

if to any Trustee, to:

   State Street Bank and Trust Company of Connecticut,
     National Association
   225 Asylum Street
   Goodwin Square
   Hartford, Connecticut 06103
   Attention:  Corporate Trust Division
   Telephone: (860) 244-1844
   Telecopy:   (860) 244-1881

if to the Policy Provider, to:

   MBIA Insurance Corporation
   113 King Street
   Armonk, New York  10504
   Attention:  Insured Portfolio Management, Structured
   Fax:  (917) 765-3163

if to any Primary Liquidity Provider, at the address set forth in the respective Liquidity Facility.

if to the initial Above-Cap Liquidity Provider, addressed to it at its office at:

   Credit Suisse First Boston International
   One Cabot Square
   London, E14 4Q3
   England

   Attention:
   (a)  Head of Credit Risk Management
   (b)  Managing Director - Operations Department
   (c)  Managing Director - Legal Department

   Fax: (44) (20) 7888-2028
   Telephone: (44) (20) 7888-2686

   Any party hereto, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

   Section 9.04 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   Section 9.05 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Agreement and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

   Section 9.06 Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. In addition, the American Provisions shall inure to the benefit of American and its successors and permitted assigns, and (without limitation of the foregoing) American is hereby constituted, and agreed to be, an express third party beneficiary of the American Provisions.

   Section 9.07 Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

   Section 9.08 Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together constitute one instrument.

   Section 9.09 Subordination. (a) As among the Trustees, and as between the Liquidity Providers and the Policy Provider, on the one hand, and the Trustees and the Certificateholders, on the other hand, this Agreement shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time. In addition, as among the Trustees and the Certificateholders of each Class, this Agreement shall be a subordination agreement for purposes of such Section 510.

   (b) Notwithstanding the provisions of this Agreement, if prior to the payment in full to (i) the Primary Liquidity Providers of all Liquidity Obligations then due and payable and (ii) Policy Provider of all Policy Provider Obligations, or prior to the distribution in full of any other amount distributable hereunder, any party hereto shall have received any payment or distribution in respect of Equipment Notes or any other amount under the Indentures or other Operative Agreements which, had the subordination provisions of this Agreement been properly applied to such payment, distribution or other amount, would not have been distributed to such Person, then such payment, distribution or other amount shall be received and held in trust by such Person and paid over or delivered to the Subordination Agent for application as provided herein.

   (c) If any Trustee, any Liquidity Provider, the Policy Provider or the Subordination Agent receives any payment in respect of any obligations owing or amounts distributable hereunder (or, in the case of the Primary Liquidity Providers or the Policy Provider, in respect of the Liquidity Obligations or the Policy Provider Obligations, as the case may be), which is subsequently invalidated, declared preferential, set aside and/or required to be repaid to a trustee, receiver or other party, then, to the extent of such payment, such obligations or amounts (or, in the case of the Primary Liquidity Providers or the Policy Provider, such Liquidity Obligations or the Provider Policy Obligations, as the case may be) intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received.

   (d) The Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers, the Policy Provider and the Subordination Agent expressly confirm and agree that the payment priorities and subordination specified in Articles II and III shall apply in all circumstances, notwithstanding (x) the fact that the obligations owed to the Trustees are secured by certain assets and the Liquidity Obligations and the Policy Provider Obligations are not so secured and (y) the occurrence of an American Bankruptcy Event or any similar event or occurrence relating to any other Person (it being expressly agreed that the payment priorities and subordination specified in Articles II and III shall apply whether or not a claim for post-petition or post-filing interest is allowed in the proceedings resulting from such American Bankruptcy Event or other event or occurrence). The Trustees expressly agree (on behalf of themselves and the holders of Certificates) not to assert priority over the holders of Liquidity Obligations or Policy

Provider Obligations due to their status as secured creditors in any bankruptcy, insolvency or other legal proceeding.

   (e) Each of the Trustees (on behalf of themselves and the holders of Certificates), the Liquidity Providers and the Subordination Agent may take any of the following actions without impairing its rights under this Agreement:

   (i) obtain a Lien on any property to secure any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers and the Policy Provider, the Liquidity Obligations or the Policy Provider Obligations, as the case may be;

   (ii) obtain the primary or secondary obligation of any other obligor with respect to any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be;

   (iii) renew, extend, increase, alter or exchange any amounts owing to it hereunder, including, in the case of the Primary Liquidity Providers and the Policy Provider, any of the Liquidity Obligations or the Policy Provider Obligations, as the case may be, or release or compromise any obligation of any obligor with respect thereto;

   (iv) refrain from exercising any right or remedy, or delay in exercising any right or remedy, which it may have; or

   (v) take any other action which might discharge a subordinated party or a surety under applicable law;

provided, however, that the taking of any such actions by any of the Trustees, the Liquidity Providers, the Policy Provider or the Subordination Agent shall not prejudice the rights or adversely affect the obligations of any other party under this Agreement.

   Section 9.10 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

   Section 9.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

   (b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each of the parties warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

   (c) Each Liquidity Provider and the Policy Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any state thereof and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         STATE STREET BANK AND TRUST
                                         COMPANY OF CONNECTICUT, NATIONAL
                                         ASSOCIATION,
                                         as Trustee for each of the Trusts


                                         By:/s/ Alison D.B. Nadeau
                                            ------------------------------
                                               Name: Alison D.B. Nadeau
                                               Title: Vice President


                                         WESTLB AG, NEW YORK BRANCH,
                                         Class G Primary Liquidity as Provider
                                         and Class C Primary Liquidity Provider

                                         By:/s/ Brigitte Thieme
                                            ---------------------------------
                                            Name: Brigitte Thieme
                                            Title: Managing Director

                                         By:/s/ Michael P. Sassos
                                            ------------------------------
                                            Name:  Michael P. Sassos
                                            Title: Director


                                         CREDIT SUISSE FIRST BOSTON
                                         INTERNATIONAL, as
                                         Class G Above-Cap Liquidity Provider

                                         By:/s/ Priscilla Morales
                                            -------------------------------
                                            Name:  Priscilla Morales
                                            Title: Authorized Signatory

                                         By:/s/ Steven Reis
                                            --------------------------------
                                            Name:    Steven Reis
                                            Title:   Authorized Signatory

                                      STATE STREET BANK AND TRUST
                                      COMPANY OF CONNECTICUT, NATIONAL
                                      ASSOCIATION,
                                      as Subordination Agent

                                      By:/s/ Alison D.B. Nadeau
                                         ---------------------------------------
                                         Name: Alison D.B. Nadeau
                                         Title: Vice President



                                      MBIA INSURANCE CORPORATION,


                                      By:/s/ Lisa A. Wilson
                                         ---------------------------------------
                                         Name:  Lisa A. Wilson
                                         Title: Assistant Secretary

                                SCHEDULE 2.02(b)

   Upon the funding of the Above-Cap Account or Above-Cap Reserve Account or the maturity or redemption of any investment of funds in any such account (such funds, the "Funds"), Credit Suisse First Boston International shall send a notice to the Subordination Agent containing a list of Eligible Investments (the "Specified Investments") which shall contain at least 10 investments in open market commercial paper of corporations incorporated under the laws of the United States of America or any state thereof.

   Following receipt of such notice, the Subordination Agent shall use its best efforts to invest or reinvest the Funds in any of the investments identified as a Specified Investment. If no Specified Investment is then available, the Subordination Agent shall use the Funds to purchase overnight Federal funds from any institution described in clause (c) of the definition of "Eligible Investments"; provided, that, promptly upon any of the investments identified as a Specified Investment becoming available, the Subordination Agent shall invest or reinvest the Funds in such investments.

   Any investments made by the Subordination Agent pursuant to this Schedule 2.02(b) shall be subject to the provisions of Section 2.02 (including, without limitation, the limitations on liability of the Subordination Agent).

   Following such investment or reinvestment of the Funds by the Subordination Agent in any Specified Investment or other Eligible Investment, the Subordination Agent shall deliver a written statement to Credit Suisse First Boston International setting forth for each such Specified Investment or Eligible Investment the CUSIP number or other similar number for such obligation (or, if such obligation does not have such a number, (i) the name of the issuer, (ii) its maturity date, (iii) its yield or rate of return, and (iv) its rating, if rated by any nationally recognized rating agency).

                                                                    Exhibit A to
                                                         Intercreditor Agreement

                                 REFUNDING TERMS

American shall have the option to prepay (each such prepayment and the related transactions contemplated by this Exhibit A, a "Refunding") at any time without premium all outstanding Series C Equipment Notes and all outstanding Series D Equipment Notes, provided that all the following conditions are complied with:

1. Ratings Confirmation with respect to the Refunding shall have been received with respect to any then-rated Class of Certificates not undergoing such Refunding.

2. American shall have issued, pursuant to each Indenture, new Series C Equipment Notes and Series D Equipment Notes (each, a "New Series"). The economic terms of either New Series (the "Specified Economic Terms") may not differ in any material respect from the economic terms of the corresponding series of Equipment Notes being prepaid (a "Prepaid Series"), except that:

              (a) the interest rates of either New Series or both may be changed, and either New Series or both may provide for specified increases and decreases in the stated interest rate under stated circumstances or, solely in the case of a New Series of Series D Equipment Notes, floating rate interest;

              (b) the principal amount of either New Series or both issued under any Indenture may be increased or decreased; provided that the principal amount of a New Series issued under any Indenture may not change by more than 20% of the principal amount of the corresponding Prepaid Series issued under such Indenture;

              (c) the maturity date of either New Series or both may be made earlier or later by not more than one year before or after the original maturity date of the corresponding Prepaid Series; and

              (d) the amount of premium on prepayment on either New Series or both may be changed.

3. Each New Series shall be substantially in the form of the respective series of Equipment Notes being prepaid, with only Permitted Refunding Changes thereto.

     "Permitted Refunding Changes," with respect to any instrument, agreement or other document, means only such changes, amendments and modifications to such instrument, agreement or other document as may be necessary or advisable to implement (x) the Specified Economic Terms and (y) conforming and clarifying changes to reflect the transactions contemplated by this Exhibit A.

4. Following a Refunding, if a New Series has been purchased by a New Trust (as defined below) with proceeds of New Class C Certificates (as defined below) or New Class D Certificates (as defined below) that were sold to Persons unaffiliated with American, such new Series may only be prepaid if all series of Equipment Notes issued under the underlying related Indenture that are senior to such New Series are also prepaid.

5. American and a Trustee (a "New Trustee") shall have entered into a Trust Supplement for a new Class C Trust and a new Class D Trust (each, a "New Trust") (providing for the issuance of new Class C Certificates and new Class D Certificates respectively) substantially in the form of the Trust Supplements of the Trusts holding the corresponding Prepaid Series (the "Terminating Trusts"), in each case, with Permitted Refunding Changes.

6. In the case of the new Class C Trust, American may arrange for a Primary Liquidity Facility for the new Class C Trust substantially in the form of the Class C Primary Liquidity Facility or any Replacement Primary Liquidity Facility, or for a continuation of the existing Class C Primary Liquidity Facility in favor of the New Trustee, in either case, with Permitted Refunding Changes. There shall be no Liquidity Facility for any new Class D Trust.

7.   [RESERVED].

8. Pursuant to amendments to reflect Permitted Refunding Changes, each New Trustee, in substitution of the corresponding Trustee of the relevant Terminating Trust, shall become a party to this Intercreditor Agreement and to the Participation Agreements, in each case, as they may be amended as provided in the last paragraph of this Exhibit A.

9. New Class C Certificates ("New Class C Certificates") shall have been sold to one or more Persons unaffiliated with American, other than the original registered holder (or the named beneficiary of such original registered holder or any person who holds Class C Certificates for the benefit of such named beneficiary) of definitive trust certificates of the Terminating Trusts, and from the proceeds thereof there shall have been purchased the relevant series of New Notes by the relevant New Trustee.

     Concurrently with the sale of New Class C Certificates, new Class D Certificates ("New Class D Certificates") may be sold to one or more Persons affiliated with American or unaffiliated with American (other than, in each case, the original registered holder (or the named beneficiary of such original holder or any person who holds Class D Certificates for the benefit of such named beneficiary) of definitive trust certificates of the Terminating Trusts), and from the proceeds thereof there shall have been purchased the relevant series of New Notes by the relevant New Trustee. If the Series D Equipment Notes are the subject of such a Refunding, and if the New Series of Series D Equipments issued in such Refunding is purchased by a New Trust with proceeds of New Class D Certificates that are sold to one or more Persons affiliated with American, such New Series of Series D Equipment Notes may, at American's option, be prepaid as part of a second Refunding in which additional new Class D Certificates are sold to one or more Persons unaffiliated with American as provided in this Exhibit A.

10. Each New Series of Equipment Notes shall be issued to the Subordination Agent as agent of the New Trustee of the applicable New Trust.

11. American shall have paid or made provision for the payment of all costs of implementing the foregoing.

12. American shall provide the Policy Provider with prior notice of its intention to effect a Refunding as promptly as practicable, but in no event less than 5 business days in advance of such Refunding.

In lieu of prepaying both the Series C Equipment Notes and Series D Equipment Notes, American shall have the right to prepay only the Series C Equipment Notes, in which case the conditions relating to Series D Equipment Notes and Class D Certificates (the "Class D Conditions") shall not be applicable. American may thereafter prepay the Series D Equipment Notes in which case the Class D Conditions above will be applicable and the Ratings Confirmation in respect of the related Refunding shall also be in respect of the Class C Certificates.

Each party to this Intercreditor Agreement agrees for the benefit of American to cooperate with American at American's reasonable request to carry out the purpose of the foregoing provisions on the terms and conditions set forth above. Notwithstanding anything to the contrary set forth in this Intercreditor Agreement, any Operative Agreement, or any Operative Document or Pass Through Document (as such terms are defined in each Indenture), any Permitted Refunding Changes to this Intercreditor Agreement or any such other agreement or instrument may be made without the consent of any Certificateholder;

provided that each of the following instruments, agreements or specified provisions of instruments or agreements may only be amended, modified or supplemented in connection with a Refunding to make conforming or clarifying changes resulting from the consummation of the transactions described in this Exhibit A (or otherwise in accordance with the terms of such instrument or agreement):

Series G Equipment Notes,
Class G Trust Agreement,
Class G Certificate,
Class G Primary Liquidity Facility,
Class G Above-Cap Liquidity Facility,
The Policy
the granting clause and Sections 3.02, 3.02 and 3.04 of the Indentures, and Sections 3.02 and 3.03 of the Intercreditor Agreement.